As filed with the Securities and Exchange Commission on March 17, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

StoneMor Partners L.P.*

Cornerstone Family Services of West Virginia Subsidiary, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware West Virginia	80-0103159 20-1010994
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3600 Horizon Boulevard

Trevose, Pennsylvania 19053

(215) 826-2800

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Lawrence Miller

President and Chief Executive Officer

StoneMor Partners L.P.

3600 Horizon Boulevard

Trevose, Pennsylvania 19053

(215) 826-2800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Brenda Lenahan

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, New York 10103

(212) 237-0000

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Amount of Registration Fee(1)
7 7⁄8% Senior Notes due 2021	$175,000,000	$17,622.50
Guarantees of 7 7⁄8% Senior Notes due 2021(2)		None(3)

(1)	Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.
(2)	No separate consideration was received for the guarantees. Each subsidiary of StoneMor Partners L.P. that is listed below in the Table of Additional Registrant Guarantors has guaranteed the notes being registered.
(3)	Pursuant to Rule 457(n) of the Securities Act of 1933, no registration fee is required for the Guarantees.
*	Includes subsidiaries of StoneMor Partners L.P. identified in the Table of Additional Registrants.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS*

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
StoneMor Alabama LLC	Alabama	72-1602507
StoneMor Alabama Subsidiary, Inc.	Alabama	72-1602509
The Valhalla Cemetery Company LLC	Alabama	63-0216030
The Valhalla Cemetery Subsidiary Corporation	Alabama	20-1027540
StoneMor Arkansas Subsidiary LLC	Arkansas	26-1299843
StoneMor California, Inc.	California	22-2598658
StoneMor California Subsidiary, Inc.	California	26-0047038
Sierra View Memorial Park	California	55-0789275
StoneMor Colorado LLC	Colorado	23-3091746
StoneMor Colorado Subsidiary LLC	Colorado	56-2287191
Willowbrook Management Corp.	Connecticut	23-2653124
Cemetery Management Services, L.L.C.	Delaware	80-0103159
Cornerstone Trust Management Services LLC	Delaware	76-0763751
Cemetery Management Services of Ohio, L.L.C.	Delaware	26-1284401
Plymouth Warehouse Facilities LLC	Delaware	45-5412411
Cornerstone Family Insurance Services, Inc.	Delaware	58-2590484
Cornerstone Funeral and Cremation Services LLC	Delaware	20-1633468
Glen Haven Memorial Park LLC	Delaware	51-0548419
Henlopen Memorial Park LLC	Delaware	51-0548421
Henlopen Memorial Park Subsidiary LLC	Delaware	26-2763626
Lorraine Park Cemetery LLC	Delaware	26-1344810
Osiris Holding Finance Company	Delaware	26-1344834
Osiris Holding of Maryland LLC	Delaware	86-1170642
Perpetual Gardens.Com, Inc.	Delaware	86-1170645
StoneMor Operating LLC	Delaware	56-2661323
WNCI LLC	Delaware	35-1734051
StoneMor Florida Subsidiary LLC	Florida	35-1650612
StoneMor Florida LLC	Florida	35-1003831
Lakewood Memory Gardens South LLC	Georgia	38-3732170
Lakewood Memory Gardens South Subsidiary, Inc.	Georgia	61-1498118
StoneMor Georgia LLC	Georgia	52-0497840
StoneMor Georgia Subsidiary, Inc.	Georgia	76-0763759
StoneMor Hawaiian Joint Venture Group LLC	Hawaii	20-0872273
StoneMor Hawaii LLC	Hawaii	20-0872608
StoneMor Hawaii Subsidiary, Inc.	Hawaii	76-0763746
StoneMor Illinois LLC	Illinois	76-0763753
StoneMor Illinois Subsidiary LLC	Illinois	20-0872493
Bronswood Cemetery, Inc.	Illinois	20-0872430
StoneMor Indiana LLC	Indiana	45-2846235
StoneMor Indiana Subsidiary LLC	Indiana	45-2846309
Chapel Hill Funeral Home, Inc.	Indiana	61-1498134
Covington Memorial Funeral Home, Inc.	Indiana	61-1498131
Covington Memorial Gardens, Inc.	Indiana	21-0396590
Forest Lawn Memorial Chapel, Inc.	Indiana	21-0406840
Forest Lawn Memory Gardens, Inc.	Indiana	22-0771100
StoneMor Iowa LLC	Iowa	22-3278549
StoneMor Iowa Subsidiary LLC	Iowa	23-3482788
StoneMor Kansas LLC	Kansas	77-0640604
StoneMor Kansas Subsidiary LLC	Kansas	20-1002754
StoneMor Kentucky LLC	Kentucky	34-0395730

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
StoneMor Kentucky Subsidiary LLC	Kentucky	34-0897722
Cedar Hill Funeral Home, Inc.	Maryland	61-1498130
Columbia Memorial Park LLC	Maryland	61-1498125
Columbia Memorial Park Subsidiary, Inc.	Maryland	55-0878663
Glen Haven Memorial Park Subsidiary, Inc.	Maryland	51-0518668
Lorraine Park Cemetery Subsidiary, Inc.	Maryland	25-1646241
Modern Park Development LLC	Maryland	55-0878634
Modern Park Development Subsidiary, Inc.	Maryland	55-0878631
Osiris Holding of Maryland Subsidiary, Inc.	Maryland	23-2952494
Springhill Memory Gardens LLC	Maryland	26-0388578
Springhill Memory Gardens Subsidiary, Inc.	Maryland	55-0878660
Sunset Memorial Park LLC	Maryland	51-0518664
Sunset Memorial Park Subsidiary, Inc.	Maryland	55-0878637
Wicomico Memorial Parks LLC	Maryland	23-0899160
Wicomico Memorial Parks Subsidiary, Inc.	Maryland	01-0861526
W N C Subsidiary, Inc.	Maryland	55-0878629
StoneMor Michigan LLC	Michigan	23-1543090
StoneMor Michigan Subsidiary LLC	Michigan	23-1322135
Chapel Hill Associates, Inc.	Michigan	66-0703132
StoneMor Mississippi LLC	Mississippi	26-1344744
StoneMor Mississippi Subsidiary LLC	Mississippi	62-1840058
StoneMor Missouri LLC	Missouri	20-0731317
StoneMor Missouri Subsidiary LLC	Missouri	54-1796637
Arlington Development Company	New Jersey	54-0141255
Cornerstone Family Services of New Jersey, Inc.	New Jersey	20-0750551
Legacy Estates, Inc.	New Jersey	54-1339659
Osiris Management, Inc.	New Jersey	20-0731545
Osiris Telemarketing Corp.	New York	20-0731513
StoneMor North Carolina LLC	North Carolina	54-1804348
StoneMor North Carolina Funeral Services, Inc.	North Carolina	20-0769959
StoneMor North Carolina Subsidiary LLC	North Carolina	54-0458328
StoneMor Ohio LLC	Ohio	20-0750525
StoneMor Ohio Subsidiary, Inc.	Ohio	54-0801067
StoneMor Oklahoma LLC	Oklahoma	20-0729541
StoneMor Oklahoma Subsidiary LLC	Oklahoma	54-0576837
StoneMor Oregon LLC	Oregon	20-1010994
StoneMor Oregon Subsidiary LLC	Oregon	61-1498125
CMS West LLC	Pennsylvania	55-0878663
CMS West Subsidiary LLC	Pennsylvania	51-0518668
Eloise B. Kyper Funeral Home, Inc.	Pennsylvania	25-1646241
StoneMor Pennsylvania LLC	Pennsylvania	55-0878634
Juniata Memorial Park LLC	Pennsylvania	55-0878631
Laurelwood Holding Company	Pennsylvania	23-2952494
StoneMor Cemetery Products LLC	Pennsylvania	26-0388578
Osiris Holding of Pennsylvania LLC	Pennsylvania	55-0878660
StoneMor Pennsylvania Subsidiary LLC	Pennsylvania	51-0518664
Rolling Green Memorial Park LLC	Pennsylvania	55-0878637
Stephen R. Haky Funeral Home, Inc.	Pennsylvania	23-0899160
StoneMor Holding of Pennsylvania LLC	Pennsylvania	01-0861526
Tioga County Memorial Gardens LLC	Pennsylvania	55-0878629
Woodlawn Memorial Park Subsidiary LLC	Pennsylvania	26-0401167
Forest Lawn Gardens, Inc.	Pennsylvania	25-1286252

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Kirk & Nice, Inc.	Pennsylvania	23-1543090
Kirk & Nice Suburban Chapel, Inc.	Pennsylvania	23-1322135
Osiris Holding of Rhode Island LLC	Rhode Island	55-0883441
Osiris Holding of Rhode Island Subsidiary, Inc.	Rhode Island	20-1614798
StoneMor Puerto Rico LLC	Puerto Rico	66-0703132
StoneMor Puerto Rico Subsidiary LLC	Puerto Rico	66-0703136
StoneMor Puerto Rico Cemetery and Funeral, Inc.	Puerto Rico	66-0502561
StoneMor South Carolina LLC	South Carolina	26-1344723
StoneMor South Carolina Subsidiary LLC	South Carolina	26-1344744
Lakewood/Hamilton Cemetery LLC	Tennessee	62-1840058
Lakewood/Hamilton Cemetery Subsidiary, Inc.	Tennessee	20-1614748
StoneMor Tennessee Subsidiary, Inc.	Tennessee	26-1284668
Alleghany Memorial Park LLC	Virginia	54-1005829
Alleghany Memorial Park Subsidiary, Inc.	Virginia	20-0731317
Altavista Memorial Park LLC	Virginia	54-1796637
Altavista Memorial Park Subsidiary, Inc.	Virginia	20-0149966
Augusta Memorial Park Perpetual Care Company	Virginia	57-1142047
Birchlawn Burial Park LLC	Virginia	54-0141255
Birchlawn Burial Park Subsidiary, Inc.	Virginia	20-0750450
Cemetery Investments LLC	Virginia	54-1504298
Cemetery Investments Subsidiary, Inc.	Virginia	20-0750481
Covenant Acquisition LLC	Virginia	54-1901020
Covenant Acquisition Subsidiary, Inc.	Virginia	20-0750502
Henry Memorial Park LLC	Virginia	54-1796636
Henry Memorial Park Subsidiary, Inc.	Virginia	20-0750551
KIRIS LLC	Virginia	54-1339659
KIRIS Subsidiary, Inc.	Virginia	26-0388858
Laurel Hill Memorial Park LLC	Virginia	54-1022407
Laurel Hill Memorial Park Subsidiary, Inc.	Virginia	20-0731545
Loewen [Virginia] LLC	Virginia	54-0630417
Loewen [Virginia] Subsidiary, Inc.	Virginia	20-0770030
Oak Hill Cemetery LLC	Virginia	54-1437357
Oak Hill Cemetery Subsidiary, Inc.	Virginia	20-0731513
PVD Acquisitions LLC	Virginia	54-1812287
PVD Acquisitions Subsidiary, Inc.	Virginia	20-0731446
Rockbridge Memorial Gardens LLC	Virginia	54-1804348
Rockbridge Memorial Gardens Subsidiary Company	Virginia	20-0769959
Rose Lawn Cemeteries LLC	Virginia	54-0458328
Rose Lawn Cemeteries Subsidiary, Incorporated	Virginia	20-0750570
Roselawn Development LLC	Virginia	54-0363753
Roselawn Development Subsidiary Corporation	Virginia	20-0750525
Russell Memorial Cemetery LLC	Virginia	54-0801067
Russell Memorial Cemetery Subsidiary, Inc.	Virginia	20-0769928
Shenandoah Memorial Park LLC	Virginia	54-0619588
Shenandoah Memorial Park Subsidiary, Inc.	Virginia	20-0749844
Southern Memorial Sales LLC	Virginia	54-1166384
Southern Memorial Sales Subsidiary, Inc.	Virginia	20-0731388
Star City Memorial Sales LLC	Virginia	54-1188378
Star City Memorial Sales Subsidiary, Inc.	Virginia	20-0749800
Stitham LLC	Virginia	52-1522627
Stitham Subsidiary, Incorporated	Virginia	20-0770001
Sunset Memorial Gardens LLC	Virginia	35-1649893

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Sunset Memorial Gardens Subsidiary, Inc.	Virginia	20-0749913
Temple Hill LLC	Virginia	54-1036810
Temple Hill Subsidiary Corporation	Virginia	20-0769982
Virginia Memorial Service LLC	Virginia	54-0722366
Virginia Memorial Service Subsidiary Corporation	Virginia	20-0729541
Prince George Cemetery Corporation	Virginia	54-0576837
StoneMor Washington, Inc.	Washington	20-5455426
StoneMor Washington Subsidiary LLC	Washington	11-3788634
Cornerstone Family Services of West Virginia LLC	West Virginia	80-0112461

*	The address for each additional registrant is 3600 Horizon Boulevard, Trevose, Pennsylvania 19053, and the telephone number for each additional registrant is (215) 826-2800.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sell is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 17, 2016

$175,000,000

STONEMOR PARTNERS L.P.

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA

SUBSIDIARY, INC.

Offer to Exchange

Up To $175,000,000 Of

7 7⁄8% Senior Notes due 2021

That Have Not Been Registered Under

The Securities Act of 1933

For

Up To $175,000,000 Of

7 7⁄8% Senior Notes due 2021

That Have Been Registered Under

The Securities Act of 1933

Terms of the New 7 7⁄8% Senior Notes due 2021 Offered in the Exchange Offer:

•	The terms of the new notes are identical to the terms of the old notes that were issued on May 28, 2013, except that the new notes will be registered under the Securities Act of 1933.

Terms of the Exchange Offer:

•	We are offering to exchange up to $175,000,000 of our old notes for new notes with identical terms that have been registered under the Securities Act of 1933.

•	We will exchange all old notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2016 unless extended.

•	Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	The exchange of old notes for new notes will not be a taxable event for U.S. federal income tax purposes.

You should carefully consider the risks set forth under “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2016.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your decision about participating in the exchange offer, you should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus or in the documents incorporated by reference herein, is accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.

This prospectus incorporates important business and financial information about StoneMor Partners L.P. that is not included or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to StoneMor Partners L.P., Attention: Investor Relations, 3600 Horizon Boulevard, Trevose, Pennsylvania 19053; telephone number: (215) 826-2800. To obtain timely delivery, you must request the information no later than                     , 2016.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated or implied. Our major risk is related to uncertainties associated with the cash flow from our pre-need and at-need sales, our trusts, and financings, which may impact our ability to meet our financial projections, and our ability to service our debt.

Our additional risks and uncertainties include, but are not limited to, the following:

•	uncertainties associated with future revenue and revenue growth;

•	uncertainties associated with the integration or anticipated benefits of our recent acquisitions or any future acquisitions;

•	our ability to complete and fund additional acquisitions;

•	the effect of economic downturns;

•	the impact of our significant leverage on our operating plans;

•	the decline in the fair value of certain equity and debt securities held in our trusts;

•	our ability to attract, train and retain an adequate number of sales people;

•	uncertainties associated with the volume and timing of pre-need sales of cemetery services and products;

•	increased use of cremation;

•	changes in the death rate;

•	changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies;

•	our ability to successfully implement a strategic plan relating to achieving operating improvements, strong cash flows and further deleveraging;

•	our ability to successfully compete in the cemetery and funeral home industry;

•	litigation or legal proceedings that could expose us to significant liabilities and damage our reputation;

•	the effects of cybersecurity attacks due to our significant reliance on information technology;

•	uncertainties relating to the financial condition of third-party insurance companies that fund our pre-need funeral contracts; and

•	various other uncertainties associated with the death care industry and our operations in particular.

Additional information about risks and uncertainties that could cause actual results to differ materially from forward-looking statements is contained in the “Risk Factors” section beginning on page 8 of this prospectus as well as in our 2015 Annual Report and our subsequent periodic filings with the SEC incorporated by reference herein.

We expressly disclaim any obligation or undertaking to update these statements to reflect any change in our expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based, other than as required by applicable law. All forward-looking statements included in or incorporated by reference in this prospectus and all subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

ii

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and other reports with and furnish other information to the Securities and Exchange Commission, or the SEC. You may read and copy any document we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on its public reference room. Our SEC filings are also available at the SEC’s website at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our SEC filings are also available on our Internet website at http://www.stonemor.com. The information on our website is not, and you should not consider such information to be, a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means we can disclose important information to you without actually including the specific information in this prospectus by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC (which does not include any information furnished on any Current Report on Form 8-K) will automatically update and may replace information in this prospectus and information previously filed with the SEC. If information in incorporated documents conflicts with information in this prospectus, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document.

The documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (excluding those furnished to the SEC on Form 8-K), prior to the termination of the offering, are incorporated by reference in this prospectus:

•	our 2015 Annual Report on Form 10-K, filed on February 29, 2016.

Until the termination of the exchange offer described in this prospectus, we also incorporate by reference all documents filed by us in the future under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information therein that was furnished on any Current Report on Form 8-K. In addition, all documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, and that is deemed “filed” with the SEC, shall be deemed to be incorporated by reference into this prospectus.

You may request a copy of these filings and all other information subsequently incorporated by reference into this prospectus, at no cost, by writing or telephoning us at the following:

StoneMor Partners L.P.

Attention: Investor Relations

3600 Horizon Boulevard

Trevose, Pennsylvania 19053

telephone number: (215) 826-2800

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. It does not contain all of the information that you should consider before participating in the exchange offer. You should carefully read the entire prospectus, as well as the information to which we refer you and the information incorporated by reference for a more complete understanding of our business and this exchange offer. Please read “Risk Factors” on page 8 of this prospectus as well as the risk factors included in our 2015 Annual Report and our subsequent periodic filings with the SEC, incorporated by reference herein, for more information about important factors that you should consider before participating in the exchange offer.

In this prospectus, references to the “issuers” are to StoneMor Partners L.P. and Cornerstone Family Services of West Virginia Subsidiary, Inc. (“CFS West Virginia”), collectively. References to the “master partnership” or “StoneMor Partners” are to StoneMor Partners L.P. Unless the context otherwise requires, references to “StoneMor,” “we,” “us,” and “our” are to StoneMor Partners, its subsidiaries (including CFS West Virginia) and its general partner, collectively. CFS West Virginia is a wholly owned subsidiary of StoneMor Partners.

In this prospectus, we refer to the notes to be issued in the exchange offer as the “new notes” and the notes that were issued on May 28, 2013 as the “old notes.” We refer to the new notes and the old notes collectively as the “notes.”

About StoneMor Partners L.P.

We are currently the second largest owner and operator of cemeteries and funeral homes in the United States. As of December 31, 2015, we operated 307 cemeteries in 27 states and Puerto Rico. We own 276 of these cemeteries and we manage or operate the remaining 31 under lease, management or operating agreements with the nonprofit cemetery companies that own the cemeteries. As of December 31, 2015, we also owned and operated 105 funeral homes in 19 states and Puerto Rico. Forty-seven of these funeral homes are located on the grounds of the cemeteries that we own.

The cemetery products and services that we sell include the following:

Interment Rights	Merchandise	Services
• burial lots • lawn crypts • mausoleum crypts • cremation niches • perpetual care rights	• burial vaults • caskets • grave markers and grave marker bases • memorials	• installation of burial vaults • installation of caskets • installation of other cemetery merchandise • other service items

We sell these products and services both at the time of death, which we refer to as at-need, and prior to the time of death, which we refer to as pre-need. Our sales of real property, including burial lots (with and without installed vaults), lawn and mausoleum crypts and cremation niches, generally generate qualifying income sufficient for us to be treated as a partnership for federal income tax purposes. In 2015, we performed 54,837 burials and sold 37,086 interment rights (net of cancellations). Based on our sales of interment spaces in 2015, our cemeteries have an aggregated weighted average remaining sales life of 237 years.

Our cemetery properties are located in Alabama, California, Colorado, Delaware, Florida, Georgia, Hawaii, Illinois, Indiana, Iowa, Kansas, Kentucky, Maryland, Michigan, Mississippi, Missouri, New Jersey, North Carolina, Ohio, Oregon, Pennsylvania, Puerto Rico, Rhode Island, South Carolina, Tennessee, Virginia, Washington and West Virginia. One cemetery in Hawaii that we acquired in December 2007 is still awaiting regulatory approval and has not yet been conveyed to us. Our cemetery operations accounted for approximately 81.1%, 83.1% and 81.8% of our revenues in 2015, 2014 and 2013, respectively.

Our primary funeral home products are caskets and related items. Our funeral home services include consultation, the removal and preparation of remains, and the use of funeral home facilities for visitation and prayer services.

Our funeral homes are located in Alabama, Arkansas, California, Florida, Illinois, Indiana, Kansas, Maryland, Mississippi, Missouri, North Carolina, Ohio, Oregon, Pennsylvania, Puerto Rico, South Carolina, Tennessee, Virginia, Washington and West Virginia. Our funeral home revenues accounted for approximately 18.9%, 16.9% and 18.2% of our revenues in 2015, 2014 and 2013, respectively. Our funeral home operations are conducted through various wholly-owned subsidiaries that are treated as corporations for U.S. federal income tax purposes.

About Cornerstone Family Services of West Virginia Subsidiary, Inc.

CFS West Virginia was incorporated under the laws of the State of West Virginia in 2004. CFS West Virginia, a wholly-owned subsidiary of StoneMor Partners, owns and operates certain of our cemeteries.

Principal Executive Offices

Our principal executive offices are located at 3600 Horizon Boulevard, Trevose, Pennsylvania 19053, and our telephone number is (215) 826-2800. Our website is located at http://www.stonemor.com. Information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. You should rely only on information contained or incorporated by reference in this prospectus when making a decision as to whether or not to tender your notes.

The Exchange Offer

On May 28, 2013, we completed a private offering of $175.0 million aggregate principal amount of the old notes. The following is a summary of the exchange offer.

Old Notes	On May 28, 2013, we issued $175.0 million aggregate principal amount of 7 7⁄8% senior notes due 2021.

New Notes	The terms of the new notes are identical to the terms of the old notes, except that the new notes are registered under the Securities Act of 1933, as amended, or the Securities Act. The new notes offered hereby, together with any old notes that remain outstanding after the completion of the exchange offer, will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The new notes will have a CUSIP number different from that of any old notes that remain outstanding after the completion of the exchange offer.

Exchange Offer	We are offering to exchange up to $175.0 million aggregate principal amount of new notes for an equal amount of the old notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2016, unless we decide to extend it.

Conditions to the Exchange Offer	We will not accept old notes for exchange if the exchange offer, or the making of any exchange by a holder of the old notes, would violate any applicable law or interpretation of the staff of the SEC. The exchange offer is not conditioned on a minimum aggregate principal amount of old notes being tendered. Please read “The Exchange Offer—Conditions to the Exchange Offer” for more information about the conditions to the exchange offer.

Procedures for Tendering Old Notes	To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company, or DTC, for tendering notes held in book-entry form. These procedures for using DTC’s Automated Tender Offer Program, or ATOP, require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an “agent’s message” that is transmitted through ATOP, and (ii) DTC confirms that:

•	DTC has received your instructions to exchange your notes; and

•	you agree to be bound by the terms of the letter of transmittal.

For more information on tendering your old notes, please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer,” “—Procedures for Tendering,” and “Book-Entry; Delivery and Form.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders	You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please refer to the section in this prospectus entitled “The Exchange Offer—Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes	If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer before 5:00 p.m., New York City time, on the expiration date. We will return any old notes that we do not accept for exchange to you without expense promptly after the expiration date and acceptance of the old notes for exchange. Please refer to the section in this prospectus entitled “The Exchange Offer—Terms of the Exchange Offer.”

Fees and Expenses	We will bear expenses related to the exchange offer. Please refer to the section in this prospectus entitled “The Exchange Offer—Fees and Expenses.”

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds.

Consequences of Failure to Exchange Old Notes	If you do not exchange your old notes for new notes pursuant to the exchange offer, the old notes you hold will continue to be unregistered. We do not plan to register old notes under the Securities Act. Further, if you continue to hold any old notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer of these notes outstanding.

U.S. Federal Income Tax Considerations	The exchange of old notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Certain United States Federal Income Tax Consequences.”

Exchange Agent	We have appointed Wilmington Trust, National Association as the exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letters of transmittal to the exchange agent as follows:

Wilmington Trust, National Association

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

Attn: Workflow Management—5th Floor

By Facsimile: (302) 636-4139

Attn: Workflow Management

By Email: DTC2@wilmingtontrust.com

Terms of the New Notes

The new notes will be identical to the old notes, except that the new notes are registered under the Securities Act. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes. The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please refer to the section of this prospectus entitled “Description of the Notes.”

Issuers	StoneMor Partners and CFS West Virginia.

Notes Offered	$175,000,000 aggregate principal amount of 7 7⁄8% senior notes due 2021.

Maturity date	June 1, 2021.

Interest	Interest on the new notes will accrue from December 1, 2015, at a rate of 7 7⁄8% per year, payable semi-annually, in cash in arrears, on June 1 and December 1 of each year, commencing June 1, 2016.

Guarantees	StoneMor Operating LLC and each of StoneMor Partners’ other existing and future wholly owned subsidiaries (other than CFS West Virginia) that guarantee, or are borrowers under, our credit agreement will unconditionally guarantee the new notes on a senior unsecured basis. Any guarantees will be senior unsecured debt of our subsidiary guarantors. On the issue date of the new notes, all of our subsidiaries (other than CFS West Virginia) will guarantee the new notes. See “Description of the Notes—Note Guarantees.”

Ranking	The new notes will be our senior unsecured obligations and will:

•	rank equally in right of payment with all of our existing and future senior debt;

•	rank senior in right of payment to all of our existing and future senior subordinated and subordinated debt;

•	be effectively subordinated in right of payment to our existing and future secured debt to the extent of the value of the assets securing such debt; and

•	be structurally subordinated to all of the liabilities of each of our future subsidiaries that does not guarantee the notes.

The guarantees of the new notes will rank equally with all other senior indebtedness of the guarantors and ahead of any debt of the guarantors that expressly provides for subordination to the guarantees. The guarantees will be effectively subordinated to all of the secured debt of the guarantors to the extent of the value of the collateral securing such debt, including the guarantees under our credit agreement. See “Risk Factors—Risk Factors Related to the New Notes—Payment of principal and interest on the notes is effectively subordinated to our secured debt to the extent of the value of the assets securing that debt.”

As of December 31, 2015, we had approximately $329.3 million of senior debt outstanding, of which approximately $149.5 million effectively ranked senior to the old notes to the extent of the collateral securing such debt, and we had $30.5 million of availability under our credit facility.

Optional Redemption	We have the option to redeem the notes, in whole or in part, at any time on or after June 1, 2016, at the redemption prices specified under “Description of the Notes—Optional Redemption.”

At any time prior to June 1, 2016, we may, on one or more occasions, redeem all or any portion of the notes, at a redemption price equal to 100% of the principal amount of the notes redeemed, including accrued and unpaid interest, if any, to the redemption date, plus the “applicable premium.”

In addition, on or prior to June 1, 2016, we may redeem up to 35% of the aggregate principal amount of the notes (including any additional notes) with the net cash proceeds of certain equity offerings at a redemption price equal to 107.875% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the redemption date; provided that 65% of the aggregate principal amount of the notes (including any additional notes) originally issued under the indenture remain outstanding.

Change of Control	If we experience specific kinds of change of control, we must offer to repurchase all of the notes for a cash price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the purchase date. See “Description of the Notes—Change of Control.”

Certain Covenants	The indenture governing the notes contains covenants that among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur additional debt;

•	pay dividends or make other distributions;

•	make other restricted payments and investments;

•	create liens;

•	merge, consolidate or transfer or dispose of substantially all of our assets; and

•	enter into certain types of transactions with affiliates.

These covenants are subject to important exceptions and qualifications described under the heading “Description of the Notes—Certain Covenants.”

Risk Factors

See “Risk Factors” and the other information included or incorporated by reference in this prospectus for a discussion of factors you should consider carefully before participating in the exchange offer.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for the periods presented:

	Year Ended December 31,
	2011		2012		2013		2014		2015
Ratio of earnings to fixed charges	—	(a)	—	(b)	—	(c)	—	(d)	—	(e)

(a)	Earnings were inadequate to cover fixed charges by $13.7 million for the year ended December 31, 2011.
(b)	Earnings were inadequate to cover fixed charges by $4.8 million for the year ended December 31, 2012.
(c)	Earnings were inadequate to cover fixed charges by $21.3 million for the year ended December 31, 2013.
(d)	Earnings were inadequate to cover fixed charges by $6.9 million for the year ended December 31, 2014.
(e)	Earnings were inadequate to cover fixed charges by $23.1 million for the year ended December 31, 2015.

RISK FACTORS

An investment in our notes is subject to risks and uncertainties. You should carefully consider the risks described below, in addition to the other information contained in or incorporated by reference in this prospectus, before participating in the exchange offer. Realization of these risks could materially adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business operations. In such case, you may lose all or part of your original investment.

Risks Related to the New Notes

If you do not properly tender your old notes, you will continue to hold unregistered notes and your ability to transfer old notes may be adversely affected.

We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes.

If you do not exchange your old notes for new notes pursuant to the exchange offer, the old notes you hold will continue to be unregistered. We do not plan to register old notes under the Securities Act. Further, if you continue to hold any old notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer of these notes outstanding.

Our substantial level of indebtedness could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the notes, our ability to react to changes in our business and our ability to incur additional indebtedness to fund future needs.

We have a substantial amount of debt, which requires significant interest and principal payments. As of December 31, 2015, we had approximately $329.3 million of total debt outstanding. Subject to the limits contained in the indenture governing the notes and our other debt instruments, we may be able to incur additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could intensify.

Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due in respect of our indebtedness. Our substantial indebtedness, combined with our other financial obligations and contractual commitments, could have important consequences for holders of our notes. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to our indebtedness, including the notes, and any failure to comply with the obligations under any of our debt instruments, including restrictive covenants, could result in an event of default under the indenture governing the notes and the agreements governing such other indebtedness;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing funds available for working capital, capital expenditures, acquisitions and other purposes;

•	increase our vulnerability to adverse economic and industry conditions, which could place us at a competitive disadvantage compared to our competitors that have relatively less indebtedness;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	limit the rights of the holders of our notes to receive payments under the notes if secured creditors have not been paid;

•	limit our ability to borrow additional funds, if needed, for working capital, capital expenditures, acquisitions and other purposes; and

•	prevent us from raising the funds necessary to repurchase all notes tendered to us upon the occurrence of certain changes of control, which would constitute a default under the indenture governing the notes.

We, including our subsidiaries, have the ability to incur substantially more indebtedness, including senior secured indebtedness.

Subject to the restrictions in our senior secured debt obligations and the indenture governing the notes, we, including our subsidiaries, may incur significant additional indebtedness. Although the terms of our senior secured debt obligations and the indenture governing the notes contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of important exceptions, and indebtedness incurred in compliance with these restrictions could be substantial. If we, including our subsidiaries, incur significant additional indebtedness, the related risks that we face could intensify.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on, or to refinance, our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indenture governing the notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our senior secured debt obligations and the indenture governing the notes will restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

Payment of principal and interest on the notes is effectively subordinated to our secured debt to the extent of the value of the assets securing that debt.

The notes are effectively subordinated to claims of our secured creditors to the extent of the value of the assets securing such claims, and the note guarantees are effectively subordinated to the claims of the issuers’ secured creditors as well as the secured creditors of the guarantors. As of December 31, 2015, we had approximately $329.3 million of senior debt outstanding, of which approximately $149.5 million effectively ranked senior to the old notes to the extent of the collateral securing such debt, and we had $30.5 million of availability under our credit facility.

Holders of our senior secured debt obligations have claims that are prior to claims of the holders of the notes with respect to the assets securing those obligations. In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, our assets and those of the guarantors will be available to pay obligations on the notes and the note guarantees only after holders of our senior secured debt have been paid the value of the assets securing such obligations. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the notes.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

If we are unable to comply with the restrictions and covenants in the agreements governing our notes or in current or future debt agreements, there could be a default under the terms of these agreements. Our ability to comply with these restrictions and covenants, including meeting financial ratios and tests, may be affected by events beyond our control. As a result, we cannot assure you that we will be able to comply with these restrictions and covenants or meet these tests. Any default under the agreements governing our indebtedness, including a default under our senior secured debt obligations that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness (including covenants in our senior secured debt obligations and the indenture governing the notes), we could be in default under the terms of the agreements governing such indebtedness, including our senior secured debt obligations and the indenture governing the notes. In the event of such default,

•	the holders of such indebtedness may be able to cause all of our available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•	the lenders under our credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets and otherwise take action against the collateral; and

•	we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured debt obligations to avoid being in default. If we breach our covenants under our senior secured debt obligations and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured debt obligations, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

Restrictions in our existing and future debt agreements could limit our ability to capitalize on acquisition and other business opportunities.

The operating and financial restrictions and covenants in our senior secured debt obligations and any future financing agreements could restrict our ability to finance future operations or capital needs or to expand or pursue our business activities. For example, our senior secured debt obligations contain covenants that restrict or limit our ability to:

•	enter into a new line of business;

•	enter into any agreement of merger or acquisition;

•	sell, transfer, assign or convey assets;

•	grant certain liens;

•	incur or guarantee additional indebtedness;

•	make certain loans, advances and investments;

•	declare and pay dividends and distributions;

•	enter into transactions with affiliates; and

•	make voluntary payments or modifications of indebtedness.

The indenture governing the notes contains similar restrictive covenants. In addition, our senior secured debt obligations contain covenants requiring us to maintain certain financial ratios and tests. These restrictions, together with those in the indenture governing the notes, may also limit our ability to obtain future financings. Our ability to comply with the covenants and restrictions contained in our senior secured debt obligations and in the indenture governing our notes may be affected by events beyond our control, including prevailing economic, financial and industry conditions. If market or other economic conditions continue to deteriorate, our ability to comply with these covenants may be impaired. If we violate any of the restrictions, covenants, ratios or tests in our senior secured debt obligations, the lenders will be able to accelerate the maturity of all borrowings thereunder and demand repayment of amounts outstanding, and our lenders’ commitment to make further loans to us may terminate. We might not have, or be able to obtain, sufficient funds to make these accelerated payments. Any subsequent replacement of our senior secured debt obligations or any new indebtedness could have similar or greater restrictions.

We may not be able to repurchase the notes upon a change of control.

In the event of a change of control, we will be required, subject to certain conditions, to offer to purchase all outstanding notes at a cash price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase. If a change of control were to occur today, we would not have sufficient funds available to purchase all of the outstanding notes were they to be tendered in response to an offer made as a result of a change of control. We cannot assure you that we will have sufficient funds available or that we will be permitted by our other debt instruments to fulfill these obligations upon a change of control in the future. Our failure to offer to purchase all outstanding notes or to purchase all validly tendered notes would be an event of default under the indenture and might constitute a default under the terms of our other indebtedness. See “Description of the Notes—Change of Control.”

Any guarantees of the notes by our subsidiaries could be deemed fraudulent conveyances under certain circumstances, and a court may subordinate or void the subsidiary guarantees.

The notes are guaranteed on a senior unsecured basis by StoneMor Operating LLC and StoneMor Partners’ other existing subsidiaries (other than CFS West Virginia) that guarantee, or are borrowers under, our credit agreement. In certain circumstances, any of our future subsidiaries may be required to guarantee the notes. A court could subordinate or void the subsidiary guarantees under various fraudulent conveyance or fraudulent transfer laws. Generally, to the extent that a U.S. court were to find that at the time one of our subsidiaries entered into a subsidiary guarantee and either:

•	the subsidiary incurred the guarantee with the intent to hinder, delay, or defraud any present or future creditor, or contemplated insolvency with a design to favor one or more creditors to the exclusion of others; or

•	the subsidiary did not receive fair consideration or reasonably equivalent value for issuing the subsidiary guarantee and, at the time it issued the subsidiary guarantee, the subsidiary:

•	was insolvent or became insolvent as a result of issuing the subsidiary guarantee,

•	was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital, or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they matured,

then the court could void or subordinate the subsidiary guarantee in favor of the subsidiary’s other obligations.

A legal challenge of a subsidiary guarantee on fraudulent conveyance grounds may focus, among other things, on the benefits, if any, the subsidiary realized as a result of our issuing the notes. To the extent a subsidiary guarantee is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the notes would not have any claim against that subsidiary and would be creditors solely of us and any other subsidiary guarantors whose guarantees are not held unenforceable.

Your ability to transfer the new notes may be limited by the absence of a trading market.

The new notes will constitute a new issuance of securities for which currently there is no trading market. Although the new notes will be registered under the Securities Act, they will not be listed on a securities exchange. We do not currently intend to apply for listing of the new notes on any securities exchange or stock market. The liquidity of any market for the notes will depend on the number of holders of those notes, the interest of securities dealers in making a market in those notes and other factors. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. We cannot assure you that the market, if any, for the new notes will be free from similar disruptions. Any such disruption may adversely affect the noteholders’ ability to transfer the new notes.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We sold the old notes May 28, 2013 pursuant to the purchase agreement, dated as of May 16, 2013, by and among us, our subsidiary guarantors and the initial purchasers named therein. The old notes were subsequently offered by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons pursuant to Regulation S under the Securities Act.

We are offering holders of the old notes the opportunity to exchange their old notes for the new notes in the exchange offer. The exchange offer will be open for a period of at least 20 business days. During the exchange offer period, we will exchange the new notes for all old notes properly surrendered and not withdrawn before the expiration date. The new notes will be registered under the Securities Act.

For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from December 1, 2015, the latest interest payment date for the surrendered old note. Included in this prospectus is certain information necessary to allow a broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than old notes acquired directly from us or one of our affiliates) to exchange such old notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of new notes received by such broker-dealer in the exchange offer.

We are entitled to close the exchange offer 20 business days after its commencement as long as we have accepted all old notes validly tendered in accordance with the terms of the exchange offer and no brokers or dealers continue to hold any old notes.

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue new notes in a principal amount equal to the principal amount of old notes surrendered in the exchange offer. Old notes may be tendered only for new notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $175.0 million in aggregate principal amount of the old notes is outstanding. This prospectus and the letter of transmittal are being sent to, among others, all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral (promptly confirmed in writing) or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section “—Fees and Expenses” for more details regarding fees and expenses incurred in connection with the exchange offer.

We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on                 , 2016, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral or written notice of such extension to their holders at any time until the exchange offer expires or terminates. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

In order to extend the exchange offer, we will notify the exchange agent orally (promptly confirmed in writing) or in writing of any extension. We will notify the registered holders of old notes of the extension by a press release issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

Any such notice relating to the extension of the exchange offer will disclose the number of securities tendered as of the date of the notice, as required by Rule 14e-1(d) under the Exchange Act. We expressly reserve the right, at our sole discretion:

•	to delay accepting the old notes, provided that any such delay is done in a manner consistent with Rule 14e-1(c) of the Exchange Act;

•	to extend the exchange offer, with or without an extension of the period in which you may withdraw any tender of your old notes;

•	to terminate the exchange offer and not accept old notes not previously accepted if any of the conditions listed under “—Conditions to the Exchange Offer” are not satisfied or waived by us, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner.

Following the commencement of the exchange offer, we anticipate that we would only delay accepting old notes tendered in the exchange offer due to an extension of the expiration date. We will follow any delay in acceptance, extension or termination as promptly as practicable by oral or written notice to the exchange agent.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer period following notice of the material change.

If we delay accepting any old notes or terminate the exchange offer, we will return any old notes deposited, pursuant to the exchange offer as required by Rule 14e-1(c).

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the issuance of the new notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give prompt written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion prior to the expiration of the exchange offer.

If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Procedures for Tendering

In order to participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should follow carefully the instructions on how to tender your old notes. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your notes, please call the exchange agent, whose address is set forth in “Prospectus Summary—The Exchange Offer—Exchange Agent.”

All of the old notes were issued in book-entry form, and all of the old notes are currently represented by one or more global certificates held for the account of DTC. We have confirmed with DTC that the old notes may be tendered using the Automated Tender Offer Program, or ATOP, instituted by DTC. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the notes.

Determinations under the Exchange Offer

We will determine, in our sole discretion, all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent , the trustee nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date of the exchange.

When We Will Issue New Notes

In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	a book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged

If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your Representations to Us

•	By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any new notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act;

•	if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes; and

•	if you are a broker-dealer that participates in the exchange offer with respect to old notes acquired for your own account as a result of market-making activities or other trading activities, you have not entered into any arrangement or understanding with us or any of our “affiliates” to distribute the new notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, you must comply with the appropriate procedures of DTC’s ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any old notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place promptly after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under “—Procedures for Tendering” above at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by electronic mail; however, we may make additional solicitation by facsimile, telephone, mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	all registration and filing fees and expenses;

•	all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

•	accounting and legal fees, disbursements and printing, messenger and delivery services, and telephone costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange your old notes for new notes pursuant to the exchange offer, the old notes you hold will continue to be unregistered. We do not plan to register old notes under the Securities Act. Further, if you continue to hold any old notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer of these notes outstanding.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately-negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to register any untendered old notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods presented:

	Year Ended December 31,
	2011		2012		2013		2014		2015
Ratio of earnings to fixed charges	—	(a)	—	(b)	—	(c)	—	(d)	—	(e)

(a)	Earnings were inadequate to cover fixed charges by $13.7 million for the year ended December 31, 2011.
(b)	Earnings were inadequate to cover fixed charges by $4.8 million for the year ended December 31, 2012.
(c)	Earnings were inadequate to cover fixed charges by $21.3 million for the year ended December 31, 2013.
(d)	Earnings were inadequate to cover fixed charges by $6.9 million for the year ended December 31, 2014.
(e)	Earnings were inadequate to cover fixed charges by $23.1 million for the year ended December 31, 2015.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the new notes will be registered under the Securities Act. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in outstanding indebtedness.

DESCRIPTION OF THE NOTES

We are offering up to $175.0 million aggregate principal amount of our new 7 7⁄8% senior notes due 2021, which have been registered under the Securities Act, referred to in this prospectus as the “new notes,” for any and all of our outstanding unregistered 7 7⁄8% senior notes due 2021, referred to in this prospectus as the “old notes,” that we issued on May 28, 2013 in a transaction not requiring registration under the Securities Act. The new notes will be treated as a single class with any old notes that remain outstanding after the completion of the exchange offer. The old notes and the new notes are collectively referred to in this prospectus as the “Notes.” The old notes were issued, and the new notes will be issued, under an indenture (as amended and supplemented, the “Indenture”) dated as of May 28, 2013 among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the indenture by reference to the Trust Indenture Act.

For purposes of this description, the term “Partnership” refers only to StoneMor Partners L.P. and not to any of its Subsidiaries, the term “Cornerstone” refers only to the co-issuer of the Notes, Cornerstone Family Services of West Virginia Subsidiary, Inc., and not to any of its Subsidiaries or parent companies, and the term “Issuers” refers collectively to the Partnership and Cornerstone.

The following is a summary of the material terms and provisions of the Notes. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture. A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. You can find definitions of certain terms used in this description under the heading “—Certain Definitions.”

Principal, Maturity and Interest

Like the old notes, the new notes will mature on June 1, 2021. The new notes will bear interest from December 1, 2015 at 7 7⁄8%, payable on June 1 and December 1 of each year, commencing June 1, 2016, to Holders of record at the close of business on May 15 or November 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the new notes will be computed on the basis of a 360-day year of twelve 30-day months.

The new notes will be issued in registered form, without coupons, and in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

The Issuers may issue additional Notes having identical terms as the Notes, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount (the “Additional Notes”), subject to compliance with the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness.” Any Additional Notes will be part of the same issue as the Notes and will be treated as one class with the Notes, including for purposes of voting, redemptions and offers to purchase. For purposes of this “Description of the Notes,” except for the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness,” references to the Notes include Additional Notes, if any.

Methods of Receiving Payments on the Notes

Principal of and premium, if any, and interest on the new notes will be payable, and the new notes will be exchangeable and transferable, at the office or agency of the Issuers maintained for such purposes, which, initially, will be the corporate trust office of the Trustee in Wilmington, Delaware, acting as the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes or, at the option of the Issuers, payment of interest may be paid by check mailed to the Person entitled thereto as shown on the security register or by wire transfer of immediately available funds to the account specified by the Person entitled thereto.

Ranking

The new notes will be general unsecured obligations of the Issuers. The new notes will rank senior in right of payment to all future obligations of the Issuers that are, by their terms, expressly subordinated in right of payment to the new notes and pari passu in right of payment with all existing and future obligations of the Issuers that are not so subordinated. Each Note Guarantee (as defined below) will be a general unsecured obligation of the Guarantor thereof and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Note Guarantee and pari passu in right of payment with all existing and future obligations of such Guarantor that are not so subordinated.

The new notes and each Note Guarantee will be effectively subordinated to secured Indebtedness of the Issuers and the applicable Guarantor to the extent of the value of the assets securing such Indebtedness.

The new notes will also be structurally subordinated to all obligations, including Indebtedness, of any future Unrestricted Subsidiaries. Claims of creditors of these Subsidiaries, including trade creditors, will generally have priority as to the assets of these Subsidiaries over the claims of the Issuers and the holders of the Issuers’ Indebtedness, including the new notes.

As of December 31, 2015, we had approximately $329.3 million of senior debt outstanding, of which approximately $149.5 million effectively ranked senior to the old notes to the extent of the collateral securing such debt, and we had approximately $30.5 million of availability under our Credit Agreement. Although the Indenture limits the amount of additional secured Indebtedness that the Partnership and the Restricted Subsidiaries may incur, under certain circumstances, the amount of this Indebtedness could be substantial. See “—Certain Covenants—Limitations on Additional Indebtedness” and “—Limitations on Liens.”

Note Guarantees

The Issuers’ obligations under the new notes and the Indenture will be jointly and severally guaranteed (the “Note Guarantees”) by each Restricted Subsidiary that guarantees any Indebtedness under any Credit Facility, or is a borrower under any Credit Facility and each other Restricted Subsidiary that the Issuers shall otherwise cause to become a Guarantor pursuant to the terms of the Indenture.

As of the issue date of the new notes, we expect that all of our Subsidiaries (other than Cornerstone) will guarantee the new notes and all of our Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Limitation on Designation of Unrestricted Subsidiaries,” the Partnership will be permitted to designate any of its Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be that:

•	an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

•	a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee and its obligations under the Indenture; and

•	the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Partnership for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

The obligations of each Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

A Guarantor shall be released from its obligations under its Note Guarantee and its obligations under the Indenture:

(1) in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Guarantor then held by the Partnership and the Restricted Subsidiaries;

(2) if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively;

(3) if such Guarantor shall cease to be a guarantor or co-borrower under the Credit Facility; or

(4) upon Legal Defeasance or Covenant Defeasance as described below under the caption “—Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the Indenture as described below under the caption “—Satisfaction and Discharge.”

Optional Redemption

Except as set forth below, the Notes may not be redeemed prior to June 1, 2016. At any time or from time to time on or after June 1, 2016, the Issuers, at their option, may redeem the Notes, in whole or in part, upon prior notice as described below under “—Selection and Notice of Redemption,” at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning June 1 of the years indicated:

Year	Optional Redemption Price
2016	105.906%
2017	103.938%
2018	101.969%
2019 and thereafter	100.000%

At any time prior to June 1, 2016, the Issuers may, on one or more occasions, redeem all or any portion of the Notes, upon prior notice as described below under “—Selection and Notice of Redemption,” at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of the date of redemption, including accrued and unpaid interest to the redemption date.

Redemption with Proceeds from Equity Offerings

At any time or from time to time prior to June 1, 2016, the Issuers, at their option, may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture (including any Additional Notes), but in an amount no greater than the net cash proceeds of one or more Qualified Equity Offerings, upon prior notice as described below under “—Selection and Notice of Redemption ,” at a redemption price equal to 107.875% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 180 days of the date of the closing of any such Qualified Equity Offering.

Selection and Notice of Redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and in accordance with the applicable procedures of The Depository Trust Company (“DTC”); provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described under “—Optional Redemption—Redemption with Proceeds from Equity Offerings,” selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the applicable procedures of DTC), unless that method is otherwise prohibited.

Notice of redemption will be mailed by first-class mail (or delivered electronically in the case of Notes in global form held by DTC) at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Notice of any redemption upon any Qualified Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Qualified Equity Offering.

Change of Control

Upon the occurrence of any Change of Control, each Holder will have the right to require that the Issuers purchase that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

Within 30 days following any Change of Control, the Issuers will send, or caused to be sent, to the Holders a notice:

(1) describing the transaction or transactions that constitute the Change of Control;

(2) offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is sent) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

(3) describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

If a Change of Control Offer is made, there can be no assurance that the Issuers will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of

Control Offer. In addition, we cannot assure you that in the event of a Change of Control the Issuers will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer.

The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable to the transaction giving rise to the Change of Control. Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the Holders of the Notes to require that the Issuers purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control, and a holder will not have the right to require the Issuers to repurchase any notes pursuant to a Change of Control Offer, if (i) a third party makes an offer to purchase the Notes in the manner, at the times and otherwise in substantial compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer and purchases all Notes that have been validly tendered and not withdrawn under such purchase offer, (ii) a notice to redeem all outstanding Notes has been given pursuant to “—Optional Redemption” above, unless and until the Issuers have defaulted in the payment of the applicable redemption price, or (iii) if, in connection with or in contemplation of any Change of Control, the Issuers have made an offer to purchase (an “Alternate Offer”) any and all validly tendered notes at a cash price equal to or higher than the Change of Control Payment and have purchased all properly tendered notes in accordance with the terms of such Alternate Offer.

A Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the offer.

If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such notes in a Change of Control Offer or Alternate Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchases all of the validly tendered Notes that are not validly withdrawn by such holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer of Alternate Offer, as applicable, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Purchase Price plus, to the extent not included in the Change of Control Purchase Price, accrued and unpaid interest thereon, if any, to the date of redemption.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under the definition of “Change of Control” and “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Partnership, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Partnership to purchase Notes.

The Issuers will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the “Change of Control” provisions of the Indenture by virtue of this compliance.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitations on Additional Indebtedness

The Partnership will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that the Partnership, Cornerstone or any Guarantor may incur additional Indebtedness and any Restricted Subsidiary may incur Acquired Indebtedness, in each case, if, (x) after giving effect thereto, the Consolidated Interest Coverage Ratio of the Partnership and the Restricted Subsidiaries would be at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of proceeds) (the “Coverage Ratio Exception”) and (y) no Default will have occurred and be continuing or would occur as a consequence of incurring the Indebtedness or transactions relating to such incurrence.

Notwithstanding the above, each of the following shall be permitted (the “Permitted Indebtedness”):

(1) Indebtedness of the Partnership or any Restricted Subsidiary under the Credit Facilities (it being understood that the Credit Agreement as in effect on the Issue Date is a “Credit Facility” permitted to be incurred under this clause (1)) in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $200.0 million, or (ii) at the time of incurrence thereof, two times the Consolidated Cash Flow of the Partnership and its Restricted Subsidiaries for the four full fiscal quarters for which financial statements are publicly available determined on a pro forma basis as set forth in the definition of Consolidated Interest Coverage Ratio;

(2) the Notes and the Note Guarantees;

(3) Indebtedness of the Partnership and the Restricted Subsidiaries to the extent outstanding on the Issue Date giving effect to the use of proceeds of the Notes (other than Indebtedness referred to in clause (1), (2) or (5));

(4) Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Partnership or any Restricted Subsidiary and not for the purpose of speculation; provided that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(5)(x) Indebtedness of the Partnership owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Partnership or any other Restricted Subsidiary and (y) guarantees by the Partnership of any Indebtedness of a Restricted Subsidiary and guarantees by any Restricted Subsidiary that is a Guarantor of any Indebtedness of the Partnership or any other Restricted Subsidiary that is a Guarantor; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Partnership or a Restricted Subsidiary, the Partnership or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Partnership or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Partnership or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(7) Purchase Money Indebtedness incurred by the Partnership or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding the greater of $12.5 million and 1.0% of Consolidated Net Tangible Assets;

(8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(9) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(10) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (2) or (3) above or this clause (10);

(11) Indebtedness arising or in connection with the guarantee of Indebtedness of the General Partner incurred to maintain its interest in the Partnership upon the issuance of Equity Interests by the Partnership, in an aggregate amount not to exceed $3.0 million at any time outstanding;

(12) Indebtedness of the Partnership or any Restricted Subsidiary in an aggregate amount not to exceed at any time outstanding the greater of $25.0 million and 2.00% of Consolidated Net Tangible Assets; and

(13) unsecured Indebtedness of the Partnership or any of its Restricted Subsidiaries to Cemetery Non-Profits in connection with a Cemetery Management or Operating Agreement.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (13) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Partnership shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness outstanding under the Credit Facilities on the Issue Date shall be deemed to have been incurred under clause (1) above, and may later reclassify any item of Indebtedness described in clauses (1) through (13) above (provided that at the time of reclassification it meets the criteria in such category or categories). In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

Limitations on Restricted Payments

The Partnership will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such Restricted Payment, (i) no Default (other than a Reporting Default) or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) either:

(1) if (i) the Consolidated Interest Coverage Ratio for the Partnership’s four most recent fiscal quarters for which financial statements are publicly available is not less than 1.85 to 1.0 and (ii) the Consolidated Leverage Ratio of the Partnership for the four most recent fiscal quarters for which financial statements are publicly available is no greater than 4.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of:

(a) Available Cash from Operating Surplus as of the end of the immediately preceding quarter, plus

(b) the sum of (i) the aggregate net cash proceeds of any (1) substantially concurrent capital contribution to the Partnership from any Person made on or after the Issue Date or (2) substantially concurrent issuance and sale (other than to a Restricted Subsidiary of the Partnership) made on or after the Issue Date of Qualified Equity Interests of the Partnership or from the issuance or sale made on or after the Issue Date of convertible or exchangeable Disqualified Equity Interests or convertible or exchangeable debt securities of the Partnership that have been converted into or exchanged for such Equity Interests (other than Disqualified Equity Interests) (with a Restricted Payment being deemed substantially concurrent if such capital contribution, issuance, sale, conversion or exchange occurs within 120 days of such Restricted Payment), other than (A) any such proceeds which are used to redeem Notes in accordance with the second paragraph under “—Optional Redemption—Redemption with Proceeds from Equity Offerings,” or (B) any such proceeds or assets received from a Subsidiary of the Partnership, plus

(c) to the extent that any Investment that was treated as a Restricted Payment and that was made on or after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the lesser of the refund of capital or similar payment made in cash or Cash Equivalents with respect to such Investment (less the cost of such disposition, if any) and the initial amount of such Investment that was treated as a Restricted Payment (other than to a Restricted Subsidiary of the Partnership), plus

(d) the net reduction in Investments treated as Restricted Payments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Partnership or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from Redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (items (b), (c) and (d) being referred to as “Incremental Funds”), minus

(e) the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) or clause (2) below; or

(2) if (i) the Consolidated Interest Coverage Ratio for the Partnership’s four most recent fiscal quarters for which financial statements are publicly available is less than 1.85 to 1.0 or (ii) the Consolidated Leverage Ratio of the Partnership for the four most recent fiscal quarters for which financial statements are publicly available is greater than 4.75 to 1.0, such Restricted Payment together with the aggregate amount of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made (such Restricted Payments for purposes of this clause (2) meaning only distributions on common units of the Partnership, plus the related distribution on the general partner interest) is less than the sum, without duplication, of:

(a) $30.0 million less the aggregate amount of all prior Restricted Payments made by the Partnership and its Restricted Subsidiaries pursuant to this clause (2)(a) since the Issue Date, plus

(b) Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

For the avoidance of doubt, Incremental Funds can only be used under clause (1) above if they have not been otherwise included in Available Cash from Operating Surplus.

The foregoing provisions will not prohibit:

(1) the payment by the Partnership or any Restricted Subsidiary of any dividend or distribution within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

(2) the redemption of any Equity Interests of the Partnership or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests; provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, will be excluded or deducted from the calculation of Available Cash from Operating Surplus and Incremental Funds;

(3) the redemption of Subordinated Indebtedness of the Partnership or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests (with an exchange or sale being deemed substantially concurrent if such redemption occurs within 120 days of such sale); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption will be excluded or deducted from the calculation of Available Cash from Operating Surplus and Incremental Funds; (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “Limitations on

Additional Indebtedness” covenant and the other terms of the Indenture or (c) upon a Change of Control or in connection with an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only if the Partnership shall have complied with the covenants described under “—Change of Control” and “—Limitations on Asset Sales” and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness;

(4) the payment of any dividend or distribution by a Restricted Subsidiary of the Partnership to the holders of its Equity Interests on a pro rata basis; or

(5) the redemption of any Equity Interests of the Partnership or any Restricted Subsidiary of the Partnership pursuant to any director or employee equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided, however, that the aggregate price paid for all such redeemed Equity Interests may not exceed $5.0 million in any calendar year, with any portion of such $5.0 million amount that is unused in any calendar year to be carried forward to the next calendar years and added to such amount; provided, further, that such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds received by the Partnership or any of the Restricted Subsidiaries from the sale of Equity Interests of the Partnership to members of management or directors of the Partnership or its Affiliates that occurs on or after the Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (1)(b) of the first paragraph above), plus (b) the cash proceeds of key man life insurance policies received by the Partnership or any of the Restricted Subsidiaries after the Issue Date;

(6) any redemption of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Equity Interests;

(7) in connection with an acquisition by the Partnership or any of its Restricted Subsidiaries, the return to the Partnership or any of its Restricted Subsidiaries of Equity Interests of the Partnership or its Restricted Subsidiaries constituting a portion of the purchase consideration in settlement of indemnification claims;

(8) payments or distributions to dissenting holders of any Equity Interests pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets; and

(9) the declaration and payment of scheduled or accrued dividends to holders of any class of or series of Disqualified Equity Interests of the Partnership or any of its Restricted Subsidiaries issued on or after the Issue Date in accordance with the covenant captioned “—Limitations on Additional Indebtedness.”

In computing the amount of Restricted Payments previously made for purposes of the first paragraph of this section, Restricted Payments made under clauses (1) (but only if the declaration of such dividend or other distribution has not been counted in a prior period) and, to the extent of amounts paid to holders other than Partnership or a Restricted Subsidiary, (4) and (5) of this paragraph shall be included, and Restricted Payments made under clauses (2) and (3) and, except to the extent noted above, (4), (6), (7), (8), and (9) of this paragraph shall not be included. The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment (or, in the case of a non-cash dividend or distribution, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Partnership or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

For the purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1)-(9), the Partnership will be permitted to classify (or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this covenant.

Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries

The Partnership will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on or in respect of its Equity Interests; provided that the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common securities of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Equity Interests for purposes of this covenant;

(b)make loans or advances or pay any Indebtedness or other obligation owed to the Partnership or any other Restricted Subsidiary; or

(c) transfer any of its assets to the Partnership or any other Restricted Subsidiary; except for:

(1) encumbrances or restrictions existing under or by reason of applicable law, rule, regulation or order, licenses, permits or similar governmental, judicial or regulatory restriction (including without limitation with respect to funds the Partnership or its Restricted Subsidiaries have deposited into perpetual care trusts and merchandise funds trusts);

(2) encumbrances or restrictions existing under the Indenture, the Notes and the Note Guarantees;

(3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(4) encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, the Credit Facilities) as in effect on that date;

(5) encumbrances or restrictions relating to any Lien permitted under the Indenture imposed by the holder of such Lien;

(6) encumbrances or restrictions imposed under any agreement to sell assets permitted under the Indenture to any Person pending the closing of such sale;

(7) any encumbrance or restriction contained in any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(8) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

(9) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(10) Purchase Money Indebtedness or Hedging Obligations incurred in compliance with the covenant described under “—Limitations on Additional Indebtedness” that impose restrictions of the nature described in clause (c) above on the assets acquired;

(11) encumbrances or restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business;

(12) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above; provided that such amendments or refinancings are, in the good faith judgment of the Partnership’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Limitations on Transactions with Affiliates

The Partnership will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Partnership or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by the Partnership or that Restricted Subsidiary from a Person that is not an Affiliate of the Partnership or that Restricted Subsidiary; and

(2) the Partnership delivers to the Trustee:

(a) with respect to any Affiliate Transaction involving aggregate value in excess of $7.5 million but less than $15.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above;

(b) with respect to any Affiliate Transaction involving aggregate value of at least $15.0 million but less than $30.0 million, a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the disinterested members of the Board of Directors of the Partnership approving such Affiliate Transaction; or

(c) with respect to any Affiliate Transaction involving aggregate value of $30.0 million or more, a written opinion as to the fairness of such Affiliate Transaction to the Partnership or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor to the Board of Directors of the Partnership.

The foregoing restrictions shall not apply to:

(1) transactions exclusively between or among (a) the Partnership and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; or

(2) customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements;

(3) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Limitations on Restricted Payments” and Permitted Investments;

(4) such Affiliate Transaction is with a Person in its capacity as a holder of Indebtedness or Equity Interests of the Partnership or any Restricted Subsidiary where such Person is treated no more favorably than the holders of Indebtedness or Equity Interests of the Partnership or any Restricted Subsidiary who are not Affiliates of the Partnership;

(5) the existence of, or the performance by the Partnership or any Restricted Subsidiary of its obligations under the terms of, (i) any agreements that (x) are described in the Annual Report on Form 10-K of the Partnership for the year ended December 31, 2012 under the heading “Certain Relationships and Related Party Transactions, and Director Independence” to which it is a party on the terms described in such Annual Report on Form 10-K or (y) form part of an Affiliate Transaction that meets the requirements of subclauses (1) and (2) of the first paragraph of this covenant, or (ii) any amendments to such agreements that are not less favorable to the Holders in any material respect;

(6) the issuance or sale for cash of Qualified Equity Interests to an Affiliate; and

(7) transactions between or among the Partnership or any of its Restricted Subsidiaries and a Cemetery Non-Profit in connection with a Cemetery Management or Operating Agreement.

Limitations on Liens

The Partnership shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets of the Partnership or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness or trade payables, unless contemporaneously therewith:

(1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same assets of the Partnership or such Restricted Subsidiary, as the case may be; and

(2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same assets of the Partnership or such Restricted Subsidiary, as the case may be, that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Limitations on Asset Sales

The Partnership will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Partnership or any Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(2) at least 75% of the consideration in such Asset Sale consists of cash or Cash Equivalents. For purposes of clause (2), the following shall be deemed to be cash:

(a) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Partnership or any Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Partnership or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

(b) the amount of any obligations received from such transferee that are within 90 days converted by the Partnership or any Restricted Subsidiary to cash (to the extent of the cash actually so received),

(c) the Fair Market Value of (i) any assets (other than securities) received by the Partnership or any Restricted Subsidiary to be used by it in a Permitted Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Partnership or (iii) a combination of (i) and (ii), and

(d) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (d) that is at that time outstanding, not to exceed the greater of (x) $20.0 million or (y) 1.5% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

If at any time any non-cash consideration received by the Partnership or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

If the Partnership or any Restricted Subsidiary engages in an Asset Sale, the Partnership or any Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(1) satisfy all mandatory repayment obligations under the Credit Agreement arising by reason of such Asset Sale, and in the case of any such repayment under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

(2) repay any Indebtedness which was secured by the assets sold in such Asset Sale;

(3)(A) invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities) to be used by the Partnership or any Restricted Subsidiary in the Permitted Business, (B) acquire Qualified Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B); and/or

(4) make a Net Proceeds Offer (and redeem Pari Passu Indebtedness) in accordance with the procedures described below and in the Indenture.

The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million, the Issuers will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Partnership the provisions of which require the Partnership to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

(1) the Issuers will (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in the Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture and the redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis; and

(4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes purchased pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Deficiency”), the Partnership or any Restricted Subsidiary may use the Net Proceeds Deficiency, or a portion thereof, for any purpose permitted by the Indenture.

In the event of the disposition of substantially all (but not all) of the assets of the Partnership and the Restricted Subsidiaries in a transaction covered by and effected in accordance with the covenant described under

“—Limitations on Mergers, Consolidations, Etc.,” the successor shall be deemed to have sold for cash at Fair Market Value the assets of the Partnership and the Restricted Subsidiaries not so disposed of for purposes of this covenant, and the successor shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

The Issuers will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Limitations on Asset Sales” provisions of the Indenture, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the “Limitations on Asset Sales” provisions of the Indenture by virtue of this compliance.

Limitations on Designation of Unrestricted Subsidiaries

The Partnership may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Partnership as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2) the Partnership would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of “—Limitations on Restricted Payments” above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Partnership’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1) is not party to any agreement, contract, arrangement or understanding with the Partnership or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Partnership or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates; and

(2) is a Person with respect to which neither the Partnership nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results.

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under the covenant described under “—Limitations on Additional Indebtedness” or the Lien is not permitted under the covenant described under “—Limitations on Liens,” the Partnership shall be in default of the applicable covenant.

The Partnership may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Partnership, delivered to the Trustee certifying compliance with the foregoing provisions.

Limitations on Mergers, Consolidations, Etc.

Neither of the Issuers may, directly or indirectly, in a single transaction or a series of related transactions, consolidate or merge with or into another Person, or sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of the assets of the Partnership and the Restricted Subsidiaries (taken as a whole) unless:

(1) either:

(a) such Issuer will be the surviving or continuing Person; or

(b) the Person formed by or surviving such consolidation or merger or to which such sale, assignment, lease, transfer, conveyance or other disposition shall be made (collectively, the “Successor”) is a Person organized and existing under the laws of any State of the United States of America or the District of Columbia (provided that Cornerstone may not consolidate or merge with or into any entity other than a corporation satisfying such requirement for so long as the Partnership is not a corporation), and the Successor expressly assumes, by supplemental indenture or other agreements, all of the obligations of such Issuer under the Notes and the Indenture;

(2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis,

(a) no Default shall have occurred and be continuing; and

(b) the Partnership or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

For purposes of the foregoing, the disposition (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Partnership and the Restricted Subsidiaries (taken as a whole), will be deemed to be, the disposition of all or substantially all of the assets of the Partnership and the Restricted Subsidiaries (taken as a whole).

Upon any consolidation or merger of an Issuer or a Guarantor, or any disposition of all or substantially all of the assets of an Issuer in accordance with the foregoing, in which such Issuer or Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which such Issuer or Guarantor is merged or the Person to which the disposition is made will succeed to, and be substituted for, and may exercise every right and power of, such Issuer or Guarantor under the Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as such Issuer or Guarantor and, except in the case of a lease, such Issuer or Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of such Issuer’s or Guarantor’s other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

Notwithstanding the foregoing, the Partnership may reorganize as any other form of entity in accordance with the procedures established in the Indenture, provided that:

(1) reorganization involves the conversion (by merger, sale, legal conversion, contribution or exchange of assets or otherwise) of the Partnership into a form of entity other than a limited partnership formed under Delaware law;

(2) the entity so formed by or resulting from such reorganization is a Person organized or existing under the laws of the United States, any State thereof or the District of Columbia;

(3) the entity so formed by or resulting from such reorganization assumes all of the obligations of the Partnership under the Notes and the Indenture pursuant to a supplemental indenture or other agreements;

(4) immediately after such reorganization no Default or Event of Default exists; and

(5) such reorganization is not materially adverse to the Holders of the Notes (for purposes of this clause (5) it is stipulated that such reorganization shall not be considered materially adverse to the Holders of the Notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b)(i) of the Code or any similar state or local law).

Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge with or into or sell or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets to the Partnership or another Restricted Subsidiary.

Additional Note Guarantees

If the Partnership or any of its Restricted Subsidiaries acquires or creates another Subsidiary (other than a Subsidiary that has been designated an Unrestricted Subsidiary) and such Subsidiary guarantees or otherwise incurs any Indebtedness under a Credit Facility, then that newly acquired or created Subsidiary shall become a Guarantor within 30 days of the date on which it guaranteed such other Indebtedness or become a borrower under such Credit Facility and, the Partnership shall cause such Restricted Subsidiary to:

(1) execute and deliver to the Trustee (a) a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

(2) deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms, subject to customary exceptions.

Conduct of Business

The Partnership will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Partnership will

(i) furnish to the Holders of Notes (with a copy to the Trustee) or (ii) file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods applicable to a non-accelerated filer under Section 13(a) or 15(d) of the Exchange Act:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Partnership were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Partnership’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Partnership were required to file these reports.

Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or other information required by this covenant shall be deemed to be cured (and the Partnership shall be deemed to be in compliance with this covenant) upon furnishing or filing such report or information as contemplated by this covenant (but without regard to the date on which such report or information is so furnished or filed); provided that such cure shall not otherwise affect the rights of the Holders or the Trustee under “—Events of

Default” if payment of the Notes has been accelerated in accordance with the Indenture and not rescinded or cancelled prior to such cure.

The Issuers and the Guarantors have agreed in the Indenture that, for so long as any old notes remain outstanding, the Partnership will furnish to the holders of such old notes and the securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

Each of the following is an “Event of Default”:

(1) failure by the Issuers to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2) failure by the Issuers to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3) failure by the Issuers to comply with any of their agreements or covenants described above under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.,” or in respect of their obligations to purchase Notes when required by a Change of Control Offer as described under “— Change of Control”;

(4) failure by the Partnership to perform or comply with the covenant described under “—Reports” and continuance of such failure to perform or comply for a period of 120 days after written notice thereof has been given to the Partnership by the Trustee or by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(5) failure by the Issuers to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after written notice of the failure has been given to the Partnership by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(6) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Partnership or any Restricted Subsidiary, which default:

(a) is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof,

(b) results in the acceleration of such Indebtedness prior to its express final maturity, or

(c) results in the commencement ofjudicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $10.0 million or more; provided, however, that if, prior to any acceleration of the Notes, (i) any such default is cured or waived, (ii) any such acceleration of such Indebtedness is rescinded, or (iii) such Indebtedness is repaid during the 30 day period commencing upon the end of any applicable grace period for such default or the occurrence of such acceleration of such Indebtedness, as applicable, any Default or Event of Default (but not any acceleration) caused by such Payment Default or acceleration of such Indebtedness shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(7) one or more judgments or orders that exceed $10.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Partnership or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(8) the Partnership or any Significant Subsidiary or the General Partner pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b)consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d) makes a general assignment for the benefit of its creditors;

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Partnership or any Significant Subsidiary as debtor in an involuntary case,

(b)appoints a Custodian of the Partnership or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Partnership or any Significant Subsidiary, or

(c) orders the liquidation of the Partnership or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(10) the Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

If an Event of Default (other than an Event of Default specified in clause (8) or (9) above with respect to the Partnership), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Partnership, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Partnership and the Trustee, may declare (an “acceleration declaration”) all amounts owing under the Notes to be due and payable. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable (a) if there is no Indebtedness outstanding under any Credit Facility at such time, immediately and (b) if otherwise, upon the earlier of (x) the final maturity (after giving effect to any applicable grace period or extensions thereof) or an acceleration of any Indebtedness under any Credit Facility prior to the express final stated maturity thereof and (y) five business days after the Representative under each Credit Facility receives the acceleration declaration, but, in the case of this clause (b) only, if such Event of Default is then continuing; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (8) or (9) with respect to the Partnership occurs, all outstanding Notes shall become due and payable without any further action or notice.

The Indenture will provide that if a Default with respect to the Notes occurs and is continuing and is known to the Trustee, the Trustee shall, within 90 days after the occurrence of such Default, give the Holders notice thereof; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.,” the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

(1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2) has been offered security or indemnity satisfactory to it; and

(3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this “—Events of Default” section).

The Indenture requires the Issuers to deliver to the Trustee annually an Officers’ Certificate regarding compliance with the Indenture and, upon any Officer of the Issuers becoming aware of any Default, a statement specifying such Default and what action the Issuers are taking or propose to take with respect thereto.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to

(1) rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

(2) the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trust, duties, and immunities of the Trustee, and the Issuers’ obligation in connection therewith, and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. The Issuers may exercise their Legal Defeasance option regardless of whether they previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuers must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuers, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the Notes;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States confirming that:

(a) the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or

(b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the Indenture or a default under any other material agreement or instrument to which the Partnership or any of its Subsidiaries is a party or by which the Partnership or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit and the granting of Liens to secure such borrowings);

(6) the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by them with the intent of preferring the Holders over any other of their creditors or with the intent of defeating, hindering, delaying or defrauding any other of their creditors or others; and

(7) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then our obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes, which shall survive until all Notes have been cancelled) as to all outstanding Notes when either

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2)(a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under “—Optional Redemption,” and, in any case, the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(b) the Issuers have paid all sums payable by them under the Indenture, and

(c) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at stated maturity or on the date of redemption, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

A Holder may register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuers, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer of or exchange a Note between a record date and the next succeeding interest payment date.

The new notes will be issued in registered form, and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding; provided that, without the consent of each Holder affected, no amendment or waiver may:

(1) reduce, or change the maturity of, the principal of any Note;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce any premium payable upon redemption of the Notes or change the date on which any Notes are subject to redemption (other than provisions relating to the purchase of Notes described above under “—Change of Control” and “—Certain Covenants—Limitations on Asset Sales,” except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Issuers to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder of the Notes affected);

(4) make any Note payable in money or currency other than that stated in the Notes;

(5) modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

(6) reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7) waive a default in the payment of principal of or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

(8) impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(9) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

(10) make any change in these amendment and waiver provisions.

Notwithstanding the foregoing, the Issuers, the Guarantors and the Trustee may amend the Indenture, the Note Guarantees or the Notes without the consent of any Holder, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of an Issuer’s or a Guarantor’s obligations to the Holders in the case of a merger, consolidation or disposition of all or substantially all of the assets in accordance with “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.,” to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture), to secure the Notes or any Note Guarantee in accordance with “—Certain Covenants—Limitations on Liens,” to conform the text of the Indenture, the Notes or the Note Guarantees to any provision of this “Description of the Notes,” to make any change that does not materially adversely affect the rights of any Holder or, in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act.

After an amendment requiring the approval of Holders becomes effective, the Issuers will send to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees, Stockholders and Members

No director, officer, employee, incorporator, member, partner, unitholder or stockholder of the Issuers or any Guarantor will have any liability for any obligations of the Issuers under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note has waived and released all such liability. The waiver and release were part of the consideration for issuance of the old notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

Wilmington Trust, National Association is the Trustee under the Indenture and acts as Registrar and Paying Agent with regard to the Notes. The Indenture limits the rights of the Trustee, should it become a creditor of the Issuers or the Guarantors, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security or indemnity satisfactory to the Trustee.

Governing Law

The Indenture, the Notes and the Note Guarantees are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Partnership or any Restricted Subsidiary, any Indebtedness of a Person (other than the Partnership or a Restricted Subsidiary) existing at the time such Person is merged with or into the Partnership or a Restricted Subsidiary, or Indebtedness expressly assumed by the Partnership or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of the covenant described under “—Certain Covenants—Limitations on Transactions with Affiliates,” Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which Beneficially Owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is Beneficially Owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at June 1, 2016 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”), plus (ii) all required interest payments due on the note through June 1, 2016 (excluding accrued and unpaid interest due on the Note to the redemption date), computed at a discount on the basis of semi-annual compounding using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such Note.

“asset” means any asset or property.

“Asset Acquisition” means

(1) an Investment by the Partnership or any Restricted Subsidiary of the Partnership in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Partnership, or shall be merged with or into the Partnership or any Restricted Subsidiary of the Partnership, or

(2) the acquisition by the Partnership or any Restricted Subsidiary of the Partnership of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Partnership or any Restricted Subsidiary to any Person other than the Partnership or any Restricted Subsidiary (including by means of a sale and leaseback transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Partnership or any of its Restricted Subsidiaries (other than Equity Interests in Unrestricted Subsidiaries) other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.”;

(3) Permitted Investments and Restricted Payments permitted under the covenant described under “—Certain Covenants—Limitations on Restricted Payments”;

(4) the creation of or realization on any Lien permitted under the Indenture;

(5) transfers of damaged, worn-out or obsolete equipment or assets that, in the Partnership’s reasonable judgment, are no longer used or useful in the business of the Partnership or its Restricted Subsidiaries;

(6) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Partnership or any Restricted Subsidiary to the extent not materially interfering with the business of the Partnership and the Restricted Subsidiaries;

(7) Permitted Asset Swaps;

(8) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $3.0 million.

“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date. For the avoidance of doubt, all the defined terms used in the definition of “Available Cash” in the Partnership Agreement shall have the meaning assigned to such terms in the Partnership Agreement, as in effect on the Issue Date.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings. For purposes of this definition, a Person will be deemed not to Beneficially Own securities that are the subject of a stock or unit purchase agreement, merger agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York (or in the place of payment on the Notes) are authorized or required by law to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), maturing within 360 days of the date of acquisition thereof;

(2) demand and time deposits and certificates of deposit or acceptances, maturing within 360 days of the date of acquisition thereof, of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a “B” rating by Thomson Financial BankWatch;

(3) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not an Issuer or an Affiliate of the Partnership, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

(5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

“Cemetery Management or Operating Agreement” means an agreement pursuant to which the Partnership or any of its Restricted Subsidiaries agrees to manage the operations of any Person in the business of providing cemetery services and/or cemetery property or to operate such cemetery property.

“Cemetery Non-Profit” means a Person which (a) is organized as a non-profit entity, whether pursuant to Section 501 of the Code or otherwise and (b) which has contracted with the Partnership or any of its Restricted Subsidiaries for the provision of services under a Cemetery Management or Operating Agreement. All references in the indenture to accounting measures of the Partnership and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, shall be calculated to reflect the applicable amounts or eliminations allocable to any Cemetery Non-Profits (regardless of whether such Cemetery Non-Profits are Subsidiaries or Restricted Subsidiaries), as would be reflected in the consolidated financial statements of the Partnership for the applicable period or date of determination in accordance with GAAP.

“Change of Control” means the occurrence of any of the following events:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Equity Interests of the Restricted Subsidiaries) of the Partnership and the Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act;

(2) the adoption of a plan relating to the liquidation or dissolution of the Partnership or the removal of the General Partner by the limited partners of the Partnership;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares;

(4) the first day on which a majority of the members of the Board of Directors of the General Partner are not Continuing Directors; and

(5) any of the Issuers cease to be a direct or indirect Subsidiary of the Partnership.

Notwithstanding the preceding, a conversion of the Partnership or Cornerstone from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for capital stock in a corporation, for member interests in a limited liability company or for Equity Interests in such other form of entity shall not constitute a Change of Control, provided that such conversion does not trigger a Change of Control under clauses (1) through (5) above.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Amortization Expense” for any period means the amortization expense of the Partnership and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, without duplication, the sum of the amounts for such period of

(1) Consolidated Net Income, plus

(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Partnership by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(a) Consolidated Income Tax Expense,

(b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c) amortization of cemetery property,

(d) Consolidated Depreciation Expense,

(e) Consolidated Interest Expense,

(f) expenses or charges relating to the Refinancing Transactions,

(g) non-cash compensation expenses,

(h) any net increase in deferred cemetery revenues and any net increase in deferred merchandise trusts revenues; provided, however, that the effects of realized gains or losses in connection with a material change to the composition of the assets in the perpetual trusts funds or the merchandise trusts funds shall be ignored for purposes of this clause (h), for the avoidance of doubt a net increase can be negative, and

(i) charges or expenses resulting from the application of FASB ASC 805, in each case determined on a consolidated basis in accordance with GAAP, minus

(3) (a) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period and (b) minus the net increase in deferred cost of goods sold and minus the net increase in deferred selling and obtaining costs.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Partnership and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Partnership and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means the ratio of Consolidated Cash Flow of the Partnership and its Restricted Subsidiaries during the most recent four consecutive full fiscal quarters for which financial statements are publicly available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Partnership or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Partnership or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions and operating or trust fund improvements that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of the Partnership (regardless of whether those expense or cost savings or operating or trust fund improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Partnership and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,

(1) imputed interest on Capitalized Lease Obligations,

(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3) the net costs associated with Hedging Obligations related to interest rates,

(4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

(5) the interest portion of any deferred payment obligations,

(6) all other non-cash interest expense,

(7) capitalized interest,

(8) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Partnership or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Partnership or a Wholly-Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Partnership and the Restricted Subsidiaries, expressed as a decimal,

(9) all interest payable with respect to discontinued operations, and

(10) all interest on any Indebtedness described in clause (7) or (8) of the definition of Indebtedness.

“Consolidated Leverage Ratio” means the ratio of Funded Indebtedness of the Partnership and its Restricted Subsidiaries to Consolidated Cash Flow of the Partnership and its Restricted Subsidiaries during the most recent four consecutive full fiscal quarters for which financial statements are publicly available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (the “Transaction Date”). For purposes of this definition, Consolidated Cash Flow and Indebtedness shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Partnership or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Partnership or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions and operating or trust fund improvement that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of the Partnership (regardless of whether those expense or cost savings or operating or trust fund improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

“Consolidated Net Income” for any period means the net income (or loss) of the Partnership and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by the Partnership or, subject to clause (3) below, any Restricted Subsidiary during such period;

(2) except to the extent includible in the consolidated net income of the Partnership pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Partnership or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Partnership or any Restricted Subsidiary;

(3) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Partnership’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(4) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Partnership or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Partnership or any Restricted Subsidiary or (b) any Asset Sale by the Partnership or any Restricted Subsidiary;

(5) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(6) any net after-tax extraordinary gains or losses;

(7) unrealized gains and losses with respect to Hedging Obligations; and

(8) the cumulative effect of any change in accounting principles.

“Consolidated Net Tangible Assets” means, with respect to the Partnership and the Restricted Subsidiaries at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (1) all current liabilities reflected in such balance sheet and (2) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness.”

“Credit Agreement” means the Third Amended and Restated Credit Agreement dated January 19, 2012 as amended, restated, modified or supplemented from time to time, by and among the StoneMor Operating LLC, as Borrower, various subsidiaries thereof as additional Borrowers, the Partnership and the General Partner, as Guarantors, Bank of America, N.A., as administrative agent and collateral agent, and the other lenders named therein, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time.

“Credit Facilities” means one or more debt facilities, credit agreements or indentures (which may be outstanding at the same time and including, without limitation, the Credit Agreement), in each case, as such agreements may be amended, refinanced or otherwise restructured, in whole or in part from time to time with respect to all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements and whether by the same or any other agent, lender, group of lenders, investor or noteholders.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash Consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the chief financial officer of the Partnership and one other Officer, less the amount of cash or Cash Equivalents received in connection with subsequent sale of or collection on such Designated non-cash Consideration.

“Designation” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Designation Amount” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Partnership to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change of control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under “—Change of Control” and “—Certain Covenants—Limitations on Asset Sales,” respectively, and such Equity Interests specifically provide that the Partnership will not redeem any such Equity Interests pursuant to such provisions prior to the Partnership’s purchase of the Notes as required pursuant to the provisions described under “—Change of Control” and “Certain Covenants—Limitations on Asset Sales,” respectively.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Partnership or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee, in the case of amounts of $5.0 million or more and otherwise by an Officer of the Partnership.

“Funded Indebtedness” means, as of any date of determination, the sum of (a) the aggregate principal amount of Indebtedness of the Partnership and its Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on the balance sheet of the Partnership and its Subsidiaries prepared as of such date on a consolidated basis in accordance with GAAP (including the elimination in consolidation of Indebtedness to Cemetery Non-Profits in accordance with GAAP), plus (b) the aggregate principal amount of obligations for borrowed money that are outstanding as of such date of Persons other than the Partnership and its Subsidiaries, to the extent guaranteed by the Partnership or any of its Restricted Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States, as in effect on the Issue Date.

“General Partner” means StoneMor GP LLC, a Delaware limited liability company.

“Guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means each Restricted Subsidiary of the Partnership on the Issue Date (other than Cornerstone), and each other Person that is required to, or at the election of the Issuers does, become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6) all Capitalized Lease Obligations of such Person;

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Partnership or the Partnership’s Subsidiaries that is guaranteed by the Partnership or the Partnership’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Partnership and the Partnership’s Subsidiaries on a consolidated basis;

(9) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

(10) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Partnership’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Partnership and its Affiliates.

“Investments” of any Person means:

(1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof); and

(3) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (3) shall be the Designation Amount determined in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.” If the Partnership or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Partnership shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained.

“Issue Date” means the date on which the Notes were originally issued, May 28, 2013.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(1) brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Sale;

(2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Partnership or any Restricted Subsidiary and other than under a Credit Facility) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by the Partnership or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Partnership or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Obligation” means any principal, premium, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, in relation to any Person, any of the following: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of such Person (or, if such Person is organized as a limited partnership, its general partner).

“Officers’ Certificate” means a certificate signed by an Officer of each of the Issuers.

“Operating Surplus” shall have the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Partnership” means StoneMor Partners L.P., a Delaware corporation, and its successors and assigns.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of StoneMor Partners, L.P., dated as of September 9, 2008, as such may be amended, modified or supplemented from time to time.

“Pari Passu Indebtedness” means any Indebtedness of the Issuers or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of assets used in a Permitted Business or a combination of assets used in a Permitted Business and cash or Cash Equivalents between the Partnership or any of its Restricted Subsidiaries and another Person, or any transaction pursuant to Section 1031 of the Code.

“Permitted Business” means either (1) the businesses engaged in by the Partnership and the Partnerships’ Subsidiaries on the Issue Date as described in the offering memorandum respecting the old notes and businesses that are reasonably related thereto or reasonable extensions thereof and (2) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code.

“Permitted Investment” means:

(1) Investments by the Partnership or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) in any Person that will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Partnership or a Restricted Subsidiary;

(2) Investments in the Partnership by any Restricted Subsidiary;

(3) Hedging Obligations entered into for bona fide hedging purposes of the Partnership or any Restricted Subsidiary not for the purpose of speculation;

(4) cash and Cash Equivalents;

(5) receivables owing to the Partnership or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Partnership or any such Restricted Subsidiary deems reasonable under the circumstances;

(6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(7) Investments made by the Partnership or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “—Certain Covenants—Limitations on Asset Sales”;

(8) lease, utility and other similar deposits in the ordinary course of business;

(9) Investments made by the Partnership or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Partnership;

(10) other Investments in an aggregate amount not to exceed the greater of $15.0 million and 2.0% of Consolidated Net Tangible Assets at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value);

(11) Investments of funds in perpetual care trusts and merchandise trusts in accordance with applicable law; and

(12) Investments made by the Partnership or any Restricted Subsidiary in a Cemetery Non-Profit in the ordinary course of business pursuant to a Cemetery Management or Operating Agreement.

The amount of Investments outstanding at any time pursuant to clause (10) above shall be deemed to be reduced:

(a) upon the disposition or repayment of or return on any Investment made pursuant to clause (10) above, by an amount equal to the return of capital with respect to such Investment to the Partnership or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income); and

(b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Partnership’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (10) above.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Partnership or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(5) judgment Liens not giving rise to a Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

(6) easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Partnership and the Restricted Subsidiaries taken as a whole;

(7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Partnership or any Restricted Subsidiary, including rights of offset and setoff;

(9) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Partnership or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(10) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Partnership or any Restricted Subsidiary;

(11) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(12) Liens securing all of the Notes and Liens securing any Note Guarantee;

(13) Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Partnership or any Restricted Subsidiary and not for the purpose of speculation;

(14) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

(15) Liens in favor of the Issuers or a Guarantor;

(16) Liens securing Indebtedness and related obligations under the Credit Facilities incurred pursuant to clause (1) of “—Certain Covenants—Limitations on Additional Indebtedness” (it being understood that the Credit Agreement as in effect on the Issue Date is a “Credit Facility” permitted to be incurred under clause (1) of “—Certain Covenants—Limitations on Additional Indebtedness”);

(17) Liens securing Purchase Money Indebtedness and Capitalized Lease Obligations; provided that such Liens shall not extend to any asset other than the specified asset being financed and additions and improvements thereon;

(18) Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Partnership or a Restricted Subsidiary;

(19) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Partnership or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof); and

(20) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (12), (14), (16), (17), (18) and (19); provided that in the case of Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (14), (17), (18) and (19), such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other Equity Interests (however designated) of such Person, whether now outstanding or issued after the Issue Date.

“principal” means, with, respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Partnership or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Partnership or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred within 180 days after such acquisition of such asset by the Partnership or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Partnership.

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Partnership made for cash on a primary basis by the Partnership after the Issue Date.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided that this definition shall not apply for purposes of any optional redemption of the Notes.

“Redesignation” has the meaning given to such term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Partnership or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Partnership or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1) the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any reasonable premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2) the obligor on Refinancing Indebtedness does not include any Person (other than the Issuers or any Guarantor) that is not an obligor on the Refinanced Indebtedness;

(3) if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4) the Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

(5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(6) the proceeds of the Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to redeem or refinance the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held in a segregated account of the obligor of the Refinanced Indebtedness until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed or refinanced within one year of the incurrence of the Refinancing Indebtedness.

“Refinancing Transactions” means the issuance of the Notes and the related use of proceeds of the issuance of the Notes on the Issue Date.

“Reporting Default” refers to a Default under the covenant captioned “—Certain Covenants— Reports.”

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Partnership or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Partnership or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Partnership but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Partnership or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority holders of any Equity Interests of a Restricted Subsidiary;

(2) the redemption of any Equity Interests of the Partnership or any Restricted Subsidiary, the General Partner or any equity holder of the Partnership, including, without limitation, any payment in connection with any merger or consolidation involving the Partnership but excluding any such Equity Interests held by the Partnership or any Restricted Subsidiary;

(3) any Investment other than a Permitted Investment; or

(4) any payment or redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by the Partnership or any Restricted Subsidiary).

“Restricted Subsidiary” means any Subsidiary of the Partnership other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Partnership.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under “—Events of Default” has occurred and is continuing, or which are being released from their Guarantees (in the case of clause (9) of the provisions described under “—Amendment, Supplement and Waiver”), would constitute a Significant Subsidiary under clause (1) of this definition.

“Subordinated Indebtedness” means Indebtedness of the Partnership or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Partnership.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 1, 2016; provided, however, that if the period from the redemption date to June 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Partnership will calculate the Treasury Rate prior to the applicable redemption date and file with the Trustee, before such redemption date, a written statement setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail, and the Trustee will have no responsibility for verifying any such calculation.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Partnership in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant Equity Interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Partnership or through one or more Wholly-Owned Restricted Subsidiaries.

BOOK-ENTRY; DELIVERY AND FORM

The certificates representing the new notes will be issued in fully registered form without interest coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the new notes will be issued in global form (“Global Notes”).

Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, Global Notes may be transferred only to another nominee of DTC or to a successor of DTC or its nominee, in whole and not in part. Except in the limited circumstances described below, beneficial interests in Global Notes may not be exchanged for notes in definitive or certificated form (“Certificated Notes”) and owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Certificated Notes. See “—Exchange of Global Notes for Certificated Notes.”

Transfer of beneficial interest in Global Notes will be subject to applicable rules and procedures of DTC and direct or indirect participants (including Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the exchange agent with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in Global Notes).

Investors in new notes represented by Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in new notes represented by Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and

Clearstream) that are Participants in DTC. All interests in a Global Note may be subject to the procedures and requirements of DTC. Interests in a Global Note held through Euroclear or Clearstream may be subject to the procedures and requirements of those systems (as well as to the procedures and requirements of DTC). The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities that they own and the ability to transfer beneficial interests in a Global Note to Persons that are subject to those requirements will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge those interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.

Except as described below, owners of an interest in Global Notes will not have notes registered in their names, will not receive physical delivery of Certified Notes and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and premium, if any, and interest, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Issuers and the Trustee will treat the Persons in whose names notes, including Global Notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on that payment date.

Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuers. Neither the Issuers nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of any Notes, and the Issuers and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised the Issuers that it will take any action permitted to be taken by a Holder only at the direction of one or more Participants to whose account DTC has credited the interests in Global Notes and only in respect of the portion of the aggregate principal amount of the notes as to which that Participant or those Participants has or have given the relevant direction. However, if there is an Event of Default under the Indenture, DTC reserves the right to exchange the applicable Global Notes for Certificated Notes, and to distribute those Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in Global Notes among Participants, they are under no obligation to perform those procedures, and may discontinue or change those procedures at any time. Neither the Issuers nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear, Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

•	DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the applicable Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

•	the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Certificated Notes; or

•	there has occurred and is continuing a Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same-Day Settlement and Payment

The Issuers will make payments in respect of the new notes represented by Global Notes, including payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the DTC or its nominee. The Issuers will make all payments of principal of, and premium, if any, and interest on, Certificated Notes in the manner described above under “Description of the Notes—Methods of Receiving Payments on the Notes.” Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain U.S. federal income tax considerations relevant to the exchange of old notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax consequences described herein. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar, or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below.

We recommend that each holder consult his own tax advisor as to the particular tax consequences of exchanging such holder’s old notes for new notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax considerations.

We believe that the exchange of old notes for new notes will not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder will not recognize gain or loss upon receipt of a new note in exchange for an old note in the exchange, and the holder’s basis and holding period in the new note will be the same as its basis and holding period in the corresponding old note immediately before the exchange.

PLAN OF DISTRIBUTION

You may transfer new notes issued under the exchange offer in exchange for the old notes if:

•	you acquire the new notes in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes in violation of the provisions of the Securities Act; and

•	you are not our “affiliate” (within the meaning of Rule 405 under the Securities Act).

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes, where such old notes were acquired as a result of market-making activities or other trading activities.

If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer—Purpose and Effect of the Exchange Offer” and “—Procedures for Tendering—Your Representations to Us” in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in any of the following ways:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new notes or a combination of such methods of resale;

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.

Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes received by it in the exchange offer. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We agreed to permit the use of this prospectus for a period of up to 180 days after the completion of the exchange offer by such broker-dealers to satisfy this prospectus delivery requirement. Furthermore, we agree to amend or supplement this prospectus during such period, if so requested, in order to expedite or facilitate the disposition of any new notes by broker-dealers.

We have agreed to pay all expenses incident to the exchange offer, other than fees and expenses of counsel to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the new notes offered in this exchange offer will be passed upon for us by Vinson & Elkins L.L.P., New York, New York. Certain matters of Pennsylvania law, Florida law, New Jersey law and California law will be passed upon for us by Blank Rome LLP. Certain matters under Alabama law will be passed upon for us by Sirote & Permutt, P.C. Certain matters of Arkansas law will be passed upon for us by Dover Dixon Horne PLLC. Certain matters of Colorado law will be passed upon for us by Holland and Hart LLP. Certain matters of Connecticut law will be passed upon for us by Verrill Dana LLP. Certain matters of Hawaii law will be passed upon for us by McCorriston Miller Mukai MacKinnon LLP. Certain matters of Illinois law will be passed upon for us by Fisher Cohen Waldman Shapiro, LLP. Certain matters of Indiana law will be passed upon for us by May Oberfell Lorber. Certain matters of Iowa law will be passed upon for us by Nyemaster Goode, P.C. Certain matters of Kansas law will be passed upon for us by Gilliland & Hayes, LLC. Certain matters of Maryland law will be passed upon for us by Adelberg, Rudow, Dorf & Hendler, LLC. Certain matters of Michigan law will be passed upon for us by Honigman Miller Schwartz and Cohn LLP. Certain matters of Mississippi law will be passed upon for us by Mitchell, McNutt & Sams, P.A. Certain matters of Missouri law will be passed upon for us by Husch Blackwell LLP.Certain matters of North Carolina law will be passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. Certain matters of Ohio law and Kentucky law will be passed upon for us by Vorys, Sater, Seymour and Pease LLP. Certain matters of Oklahoma law will be passed upon for us by GableGotwals. Certain matters of Oregon law and Washington law will be passed upon for us by Davis Wright Tremaine LLP. Certain matters of Puerto Rico law will be passed upon for us by Pietrantoni Méndez & Alvarez LLP.Certain matters of Rhode Island law will be passed upon for us by Brennan, Recupero, Cascione, Scungio & McAllister, LLP. Certain matters of South Carolina law and Georgia law will be passed upon for us by Smith Moore Leatherwood, LLP. Certain matters of Tennessee law will be passed upon for us by McKenzie Laird PLLC.Certain matters of Virginia law will be passed upon for us by Christian Barton, LLP. Certain matters of West Virginia law will be passed upon for us by Spilman Thomas & Battle, PLLC.

EXPERTS

The consolidated financial statements, incorporated in this Prospectus by reference from StoneMor Partners L.P. and subsidiaries’ (the “Company’s”) Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LETTER OF TRANSMITTAL

TO TENDER

Old 7 7⁄8% Senior Notes due 2021

OF

STONEMOR PARTNERS L.P.

AND

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA

SUBSIDIARY, INC.

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS

DATED                     , 2016

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK

CITY TIME, ON                     , 2016 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER

IS EXTENDED BY THE ISSUERS.

The Exchange Agent for the Exchange Offer is:

Wilmington Trust, National Association

(Exchange Agent/Depositary addresses)

By Mail, Overnight Mail or Courier:

Wilmington Trust, National Association

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

Attn: Workflow Management—5th Floor

By Facsimile: (302) 636-4139

Attn: Workflow Management

By Email: DTC2@wilmingtontrust.com

If you wish to exchange old 7 7⁄8% Senior Notes due 2021 for an equal aggregate principal amount at maturity of new 7 7⁄8% Senior Notes due 2021 pursuant to the Exchange Offer, you must validly tender (and not withdraw) old notes to the Exchange Agent prior to the expiration date.

The undersigned hereby acknowledges receipt of the Prospectus, dated                 , 2016 (the “Prospectus”), of StoneMor Partners L.P. and Cornerstone Family Services of West Virginia Subsidiary, Inc. (together, the “Issuers”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Issuers’ offer (the “Exchange Offer”) to exchange their issued and outstanding 7 7⁄8% Senior Notes due 2021 (the “old notes”) for a like principal amount of their 7 7⁄8% Senior Notes due 2021 (the “new notes”) that have been registered under the Securities Act, as amended (the “Securities Act”). Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

The Issuers reserve the right, at any time or from time to time, to extend the Exchange Offer at their discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. In order to extend the Exchange Offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the extension by a press release issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

This Letter of Transmittal is to be used by holders of the old notes. Tender of old notes is to be made according to the Automated Tender Offer Program, or ATOP, of the Depository Trust Company, or DTC, pursuant to the procedures set forth in the prospectus under the caption “Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message” to the exchange agent for its acceptance. For you to validly tender your old notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your old notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

(1)	By tendering old notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

(2)	By tendering old notes in the Exchange Offer, you represent and warrant that you have full authority to tender the old notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the tender of old notes.

(3)	You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Issuers as to the terms and conditions set forth in the Prospectus.

(4)	By tendering old notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission, or the SEC, including Exxon Capital Holdings Corp., SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, as amended (the “Securities Act”) (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act, and any such holder that is an “affiliate” of the Issuers within the meaning of Rule 405 under the Securities Act), provided that such new notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such new notes.

(5)	By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

(a)	the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, whether or not you are the holder;

(b)	you have no arrangement or understanding with any person to participate in the distribution of old notes or new notes within the meaning of the Securities Act;

(c)	you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Company;

(d)	if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes; and

(e)	if you are a broker-dealer that participates in the exchange offer with respect to old notes acquired for your own account as a result of market-making activities or other trading activities, you have not entered into any arrangement or understanding with us or any of our “affiliates” to distribute the new notes.

(6)	If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering old notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

(7)	If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.

(8)	Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy, and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Book-Entry Confirmations

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of old notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as an agent’s message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

2.	Partial Tenders

Tenders of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.

3.	Validity of Tenders

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered old notes will be determined by the Issuers, in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes. The Issuers’ interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuers, the Exchange Agent nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4.	Waiver of Conditions

The Issuers reserve the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.	No Conditional Tender

No alternative, conditional, irregular or contingent tender of old notes will be accepted.

6.	Requests for Assistance or Additional Copies

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.	Withdrawal

Tenders may be withdrawn only pursuant to the withdrawal rights set forth in the Prospectus under the caption “Exchange Offer—Withdrawal of Tenders.”

8.	No Guarantee of Late Delivery

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

StoneMor Partners L.P. and StoneMor GP LLC

Pursuant to Section 7.7 of our Second Amended and Restated Agreement of Limited Partnership, dated as of September 9, 2008 (the “Partnership Agreement”), we are required to indemnify, among other persons, StoneMor GP LLC (the “General Partner”) and its affiliates, the officers, directors and managers of the General Partner, to the fullest extent permitted by law, subject to the terms of the Partnership Agreement, against all losses, claims, damages, liabilities, and expenses (including legal fees and expenses) incurred by such persons. This indemnification is required unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud, willful misconduct or gross negligence. We are also required to indemnify the General Partner and its affiliates, the officers, directors and managers of the General Partner for criminal proceedings unless these persons acted with knowledge that their conduct was unlawful. Consequently, the General Partner and its affiliates, the officers, directors and managers of the General Partner could be indemnified for their negligent acts if they meet the requirements described in the Partnership Agreement. Any indemnification will be only out of our assets. Unless the General Partner otherwise agrees in its sole discretion, the General Partner will not be personally liable for, or have any obligation to contribute or loan funds or property to us to enable us to effectuate such indemnification. We are authorized to purchase insurance, on behalf of the General Partner, its affiliates and such other persons as the General Partner will determine, against any liability that may be asserted against or expenses that may be incurred by such persons in connection with our activities or such person’s activities on behalf of us, regardless of whether we have the power to indemnify those persons against liabilities under the Partnership Agreement.

In addition, pursuant to Section 9.3 of the Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of May 21, 2014 (the “LLC Agreement”), the General Partner is required to indemnify, among other persons, its officers, directors and affiliates, to the fullest extent permitted by law, subject to the terms of LLC Agreement, against all losses, claims, damages, liabilities, and expenses (including legal fees and expenses) incurred by such officers, directors and affiliates. The indemnification provisions of the LLC Agreement are similar to the indemnification provisions set forth in the Partnership Agreement discussed above. The General Partner is authorized to purchase insurance on behalf of its officers, directors and affiliates, against any liability that may be asserted against or expenses that may be incurred by such persons in connection with the General Partner’s activities or the activities of such persons.

The General Partner has entered into separate indemnification agreements with its directors. The terms of those agreements are generally consistent with the terms of the indemnification provided by the LLC Agreement.

Subject to any terms, conditions or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

The West Virginia Business Corporation Act (“WVBCA”) empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; and (B) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding; or (2) in connection with any other proceeding with respect to conduct for which he was adjudged liable on the basis that he received financial benefit to which he was not entitled, whether or not involving action in his official capacity. A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the WVBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct described in article 8, section 852 of the WVBCA or that the proceeding involves conduct for which liability has been eliminated under the corporation’s articles of incorporation as authorized in the WVBCA; and (2) the director furnishes the corporation a written undertaking to repay the advance if the director is not entitled to mandatory indemnification under the WVBCA and it is ultimately determined that he did not meet the relevant standard of conduct described in article 8, section 851 of the WVBCA. A corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director or, if he is an officer but not a director, to the further extent as may be provided in the articles of incorporation, the bylaws, a board resolution or a contract, except as otherwise provided in the WVBCA. A corporation may also purchase and maintain on behalf of a director or officer of the corporation insurance against liabilities incurred in such capacities or arising from his status as a director or officer, whether or not the corporation would have the power to indemnify him against the same liability under the WVBCA.

The bylaws of Cornerstone Family Services of West Virginia Subsidiary, Inc. contain provisions that state that the corporation will provide indemnification to the officers and directors of the corporation to the fullest extent permitted by applicable law, except (1) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of certain federal securities laws, (2) upon a final unappealable judgment or award establishes that an officer or director engaged in self-dealing, willful misconduct or recklessness, (3) for expenses or liabilities of any type which have been paid for under a directors’ and officer’s liability insurance policy, (4) amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, or (5) such other exceptions as may be approved by the corporation’s board of directors.

Alabama Corporations

The Alabama Business Corporations Law gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, when acting in his or her official capacity with the corporation, or, in all other cases, not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made, however, in respect of any claim, issue or matter as to which such person shall have not met the applicable standard of conduct, shall have been adjudged to be liable to the corporation or, in connection with any other action, suit or proceeding charging improper personal benefit to such person, if such person was adjudged liable on the basis that personal benefit was improperly received by him, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Also, Section 10A-2-8.52 states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

The Articles of Incorporation of our guarantors that are Alabama corporations do not contain provisions regarding the indemnification of directors or officers, but the Bylaws of each of our guarantors that are Alabama corporations do provide that the corporation has the power to indemnify any person to the fullest extent permitted under the law.

Alabama Limited Liability Companies

Section 10A-5-1.04 of the Alabama Limited Liability Company Law permits, unless its certificate of formation provides otherwise, every limited liability companies to indemnify a member, manager, or employee, or former member, manager, or employee of the limited liability company against expenses actually and reasonably incurred in connection with the defense of an action, suit, or proceeding, civil or criminal, in which the member, manager, or employee is made a party by reason of being or having been a member, manager, or employee of the limited liability company, except in relation to matters as to which the member, manager, or employee is determined in the action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty; to make any other indemnification that is authorized by the articles of organization, the operating agreement, or by a resolution adopted by the members after notice (unless notice is waived); to purchase and maintain insurance on behalf of any person who is or was a member, manager, or employee of the limited liability company against any liability asserted against and incurred by the member, manager, or employee in any capacity or arising out of the member’s, manager’s, or employee’s status as such, whether or not the limited liability company would have the power to indemnify the member, manager, or employee against that liability under the provisions of Section 10A-5-1.04.

The Articles of Organization of our guarantors that are Alabama limited liability companies do not contain provisions regarding the indemnification of directors or officers, but the operating agreements of our guarantors that are Alabama limited liability companies provide that the company shall indemnify its managers and officers to the full extent possible under the law. In addition, such operating agreements provide that the company may advance costs of defense of any proceeding to the managers and officers upon receipt by the company of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the company.

Arkansas Limited Liability Companies

Section 4-32-404 of Arkansas’ Small Business Entity Tax Pass Through Act provides that a limited liability company’s operating agreement may: (a) eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in Section 4-32-402 and (b) provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

The operating agreement of our Arkansas’ Local Entity guarantor provides that the company shall indemnify the Member and those authorized Managers, Officers, agents and employees of the Company identified in writing by the Member or Managers as entitled to be indemnified under this section for all costs, losses, liabilities and damages paid or accrued by the Member (as the Member or as a Manager, Officer, agent or employee) or any such Manager, Officer, agent or employee in connection with the business of the Company, except to the extent prohibited by the law.

California Corporations

Section 317 of the California General Corporation Law (“CAGCL”) authorizes a court to award, or a corporation to grant, indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, or agent of the corporation. Indemnity is available where the person party to a proceeding or action acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation’s officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CAGCL, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. Indemnifications are to be made by the corporation only upon a determination that indemnification is proper by any of the following: (a) a majority vote of a quorum of disinterested directors (or if a quorum is not obtainable, by written opinion of independent legal counsel), (b) approval of the shareholders (excluding any shares owned by the persons to be indemnified), or (c) by the court in which such proceeding is or was pending upon application made by either the corporation, the agent, the attorney, or other person rendering services in connection with the defense. The indemnification provided by Section 317 is not exclusive of any other rights to which those seeking indemnification may be entitled.

Neither the Articles of Incorporation nor the Bylaws of StoneMor California, Inc. or StoneMor California Subsidiary, Inc. contain provisions regarding the indemnification of directors or officers.

Colorado Limited Liability Companies

Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in Section 7-80-407 of the Colorado Limited Liability Company Act. Under Section 7-80-407, a limited liability company shall reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a member or manager for liabilities incurred by the person, in the ordinary conduct of the business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company.

The operating agreements of each of our guarantors that are Colorado limited liability companies provide that such guarantor shall indemnify its member and those authorized managers, officers, agents and employees of such guarantor identified in writing by the member or managers as entitled to be indemnified under the operating agreement for all costs, losses, liabilities and damages by be the member or any such manager, officer, agent or employee in connection with the business of such guarantor, except to the extent prohibited by the law. In addition, the operating agreements of each of such guarantors provide that each such guarantor may advance costs of defense of any proceeding to its member or any such manager, officer, agent or employee upon receipt by such guarantor of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person in not entitled to be indemnified by such guarantor.

Connecticut Corporations

Subsection (a) of Section 33-771 of the Connecticut Business Corporation Act (“CTBCA”), provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he has no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by the CTBCA. Subsection (b) of Section 33-771 of the CTBCA provides that a director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interest of the corporation. Subsection (c) of Section 33-771 of the CTBCA provides that the termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct described in Section 33-771 of the CTBCA. Subsection (d) of Section 33-771 of the CTBCA provides that, unless ordered by a court under section 33-774 of the CTBCA, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 33-771(a) of the CTBCA; or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

Section 33-772 of the CTBCA provides that a corporation shall indemnify a director of the corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding. Subsection (a) of Section 33-776 of the CTBCA provides that a corporation may indemnify and advance expenses under sections 33-770 to 33-779, inclusive, of the CTBCA, to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director, and (2) if he is an officer but not a director, to such further extent as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors except for (A) liability in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding, or (B) liability arising out of conduct that (i) constitutes a knowing and culpable violation of law by the officer, (ii) enabled the officer to receive an improper personal gain, (iii) showed a lack of good faith and conscious disregard for the duty of the officer to the corporation under circumstances in which the officer was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, or (iv) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the officer’s duty to the corporation. Subsection (c) of Section 33-776 of the CTBCA provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification.

The Articles of Incorporation or Bylaws of our guarantor that is a Connecticut corporation provide that the corporation has the power to indemnify any person to the fullest extent permitted under the law.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The operating agreements of our guarantors that are Delaware limited liability companies provide that the company shall indemnify its member and those authorized managers, officers, agents and employees that are identified in writing by the member or managers as entitled to indemnification for all costs, losses, liabilities, and damages paid or accrued in connection with the business of the company to the full extent possible under the law.

Delaware Corporations

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Bylaws of Osiris Holding Finance Company provide that, to the fullest extent permitted under the law, the corporation has the power to indemnify any person who was a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was serving as a director or officer of the corporation, or was serving at the request of the corporation as the director or officer of another corporation, partnership, joint venture, trust or other enterprise.

The Bylaws of Perpetual Gardens.Com, Inc. provide that, to the fullest extent permitted under the law, the corporation has the power to indemnify any person who was a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (weather or not such action, suit or proceeding arises or arose by or in the right of the corporation) by reason of the fact that the person is or was serving as a director or officer of the corporation, or was serving at the request of the corporation as the director or officer of another corporation, partnership, joint venture, trust or other enterprise.

Florida Limited Liability Companies

Section 605.0408 of the Florida Limited Liability Company Act allows a limited liability company to indemnify and hold harmless a person with respect to a claim or demand against the person and a debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of Florida’s laws on limitations on distributions, the management of the limited liability company, delegation of rights and powers to manage, selection and terms of managers in a manager-managed limited liability company, the voting rights of members and managers, agency rights of members and managers and standards of conduct for members and managers. The standards of conduct provide that each manager of a manager-managed limited liability company and member of a member-managed limited liability company owes fiduciary duties of loyalty and care to the limited liability company as well as to the members of the limited liability company.

The limited liability company agreements of StoneMor Florida LLC and StoneMor Florida Subsidiary LLC provide that the company shall indemnify those managers, officers, agents and employees identified in writing by the Member or Managers as entitled to be indemnified except to the extent prohibited by law.

Georgia Corporations

Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (“GABCC”) provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and

(2) such individual reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GABCC provides that a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (2) or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854, a court shall order a corporation to indemnify or give an advance for expenses to a director if such court determines the director is entitled to indemnification under Section 14-2-854 or if it determines that in view of all relevant circumstances, it is fair and reasonable, even if the director has not met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GABCC or was adjudged liable in a proceeding referred to in subsection (d) of Section 14-2-851 of the GABCC, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred by the director in connection with the proceeding.

Section 14-2-852 of the GABCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Subsection (c) of Section 14-2-857 of the GABCC provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and may apply to a court under Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions. In addition, subsection (d) of Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

Article 8 (Indemnification) of the Bylaws of each of StoneMor Georgia Subsidiary Inc. and Lakewood Memory Gardens South Subsidiary, Inc., each a Georgia corporation, provides the following:

1. Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

a. Such individual conducted himself or herself in good faith; and

b. Such individual reasonably believed:

(i) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

(ii) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

(iii) In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

2. A director’s conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (1)(b) of this section.

3. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Code section.

4. A corporation may not indemnify a director under this section:

a. In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this section; or

b. In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

5. A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

6. A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

a. A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in this section or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by paragraph (4) of subsection (b) of Code Section 14-2-202; and

b. His or her written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under this part.

c. The undertaking required by paragraph (b) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

7. Authorizations under this Code section shall be made:

a. By the board of directors:

b. When there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

c. When there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c) of Code Section 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or

d. By the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

8. A director who is a party to a proceeding because he or she is a director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:

a. Order indemnification or advance for expenses if it determines that the director is entitled to indemnification under this part; or

b. Order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Code Section 14-2-851, failed to comply with Code Section 14-2-853, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Code Section 14-2-851, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

9. If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order the corporation to pay the director’s reasonable expenses to obtain court-ordered indemnification or advance for expenses.

10. a. A corporation may not indemnify a director under this Article and Code Section 14-2-851 unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the director is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in this Article and Code Section 14-2-851.

b. The determination shall be made:

(i) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

(ii) By special legal counsel:

(A) Selected in the manner prescribed in paragraph (i) of this subsection; or

(B) If there are fewer than two disinterested directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

(C) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

c. Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and valuation as to reasonableness of expenses shall be made by those entitled under subparagraph (b)(ii)(B) of this Code section to select special legal counsel.

11. a. If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code sections, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

b. The corporation shall not indemnify a director under this Article for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

(i) For any appropriation, in violation of the director’s duties, of any business opportunity of the corporation;

(ii) For acts or omissions which involve intentional misconduct or a knowing violation of law;

(iii) For the types of liability set forth in Code Section 14-2-832; or

(iv) For any transaction from which he or she received an improper personal benefit.

c. Where approved or authorized in the manner described in subsection (a), a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

(i) The director furnishes the corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

(ii) The director furnishes the corporation a written undertaking, executed personally or on his or her behalf to repay any advances if it is ultimately determined that the director is not entitled to indemnification under this Article.

12. A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

a. To the same extent as a director; and

b. If he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes:

(i) Appropriation, in violation of his or her duties, of any business opportunity of the corporation;

(ii) Acts or omissions which involve intentional misconduct or a knowing violation of law;

(iii) The types of liability set forth in Code Section 14-2-832; or

(iv) Receipt of an improper personal benefit.

c. The provisions of paragraph (1) of subsection (b) of this Code section shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

d. An officer of a corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852, and may apply to a court under Code Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

e. A corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

13. A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this part.

14. a. A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in subsection (c) of Code Section 14-2-853 or subsection (c) of Code Section 14-2-855. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with Code Section 14-2-853 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

b. Any provision pursuant to subsection (a) of this Code section shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Any provision for indemnification or advance for expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders, partners, or, in the case of limited liability companies, members or managers of a predecessor of the corporation or other entity in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by paragraph (3) of subsection (a) of Code Section 14-2-1106.

c. A corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to this part.

d. This part does not limit a corporation’s power to pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

e. Except as expressly provided in Section (12) of this Article, this part does not limit a corporation’s power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent.

Georgia Limited Liability Companies

Section 14-11-306 of the Georgia Limited Liability Company Act provides that subject to the standards and restrictions, if any, set forth in the article of organization or written operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided that a limited liability company shall not have the power to indemnify any member or manager for (i) for his or her intentional misconduct or knowing violation of the law or (ii) for any transaction for which the person received a personal benefit in violation of any provision of a written operating agreement.

Section 11 of the operating agreement of Lakewood Memory Gardens South, LLC provides that the company shall indemnify its member and those authorized managers, officers, agents and employees of the company identified in writing by the member or managers as entitled to be indemnified under Section 11 for all costs, losses, liabilities and damages paid or accrued by the member (as the member or as a manager, officer, agent or employee) or any such manager, officer, agent or employee in connection with the business of the company, except to the extent prohibited by the law. In addition, the company may advance costs of defense of any proceeding to the member or any such manager, officer, agent or employee upon receipt by the company of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the company.

Section 12 of the operating agreement of StoneMor Georgia, LLC provides that the company shall indemnify its member and those authorized managers, officers, agents and employees of the company identified in writing by the member or managers as entitled to be indemnified under Section 12 for all costs, losses, liabilities and damages paid or accrued by the member (as the member or as a manager, officer, agent or employee) or any such manager, officer, agent or employee in connection with the business of the company, except to the extent prohibited by the law. In addition, the company may advance costs of defense of any proceeding to the member or any such manager, officer, agent or employee upon receipt by the company of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the company.

Hawaii Corporations

Section 242 of the Hawaii Business Corporation Act, Chapter 414, Hawaii Revised Statutes (the “HBCA”) provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding:

(1) if (a) the individual conducted himself or herself in good faith, and (b) the individual reasonably believed (i) in the case of conduct of official capacity, that his or her conduct was in the best interests of the corporation, and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation, and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful; or

(2) if the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, subject to the provisions of HBCA Section 32(b)(5) which prohibit corporations from indemnifying directors against liability for (a) receipt of a financial benefit to which the director is not entitled, (b) an intentional infliction of harm on the corporation or its shareholders, (c) approving an unlawful distribution to shareholders, or (d) an intentional violation of criminal law.

HBCA Section 243 provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

In addition, pursuant to HBCA Section 244, before final disposition of a proceeding, a corporation may also advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, if the director delivers to the corporation:

(1) a written affirmation of the director’s good faith belief that (a) he or she has met the relevant standard of conduct described in HBCA Section 242 (referred to above), or (b) the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation, subject to the provisions of HBCA Section 32(b)(4) which prohibit corporations from eliminating directors’ liability for (i) receipt of a financial benefit to which the director is not entitled, (ii) an intentional infliction of harm on the corporation or its shareholders, (iii) approving an unlawful distribution to shareholders, or (iv) an intentional violation of criminal law; and

(2) the director’s written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under HBCA Section 243 (referred to above) and it is ultimately determined that the director has not met the relevant standard of conduct described in HBCA Section 242 (referred to above).

Pursuant to HBCA Section 245, a director who is a party to a proceeding because he or she is a director may apply for indemnification or an advance for expenses to the court conducting the proceeding or another court of competent jurisdiction. The court may order indemnification or an advance for expenses (if applicable) upon determining that the director is entitled to mandatory indemnification under HBCA Section 243 (referred to above) or that such indemnification or advance is authorized by the corporation’s articles of incorporation or by-laws or is otherwise reasonable in view of all relevant circumstances.

HBCA Section 247 provides that a corporation may indemnify and advance expenses for an officer who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director, except for liability in connection with a proceeding by or in the right of the corporation (other than reasonable expenses in connection with the proceeding). An officer is also entitled to mandatory indemnification and may apply to a court for indemnification or an advance of expenses to the same extent as a director pursuant to HBCA Sections 243 and 245 (referred to above).

The Articles of Incorporation of our guarantor that is a Hawaii corporation do not contain provisions regarding the indemnification of directors or officers. However, the Bylaws of such guarantor authorize the indemnification of directors and officers in accordance with the provisions of the HBCA cited above.

Hawaii Limited Liability Companies

Pursuant to Section 403 of the Hawaii Uniform Limited Liability Company Act, Chapter 428, Hawaii Revised Statutes (the “HULLCA”), a limited liability company must reimburse its members or managers for payments made and must indemnify them for liabilities incurred by them in the ordinary course of business of the company or for the preservation of the company’s business or property. In addition, HULLCA Section 103 provides that, subject to certain exceptions, a limited liability company may enter into an operating agreement to regulate the affairs of the company and the conduct of its business, and to govern relations among the members, managers, and company.

The operating agreements of our guarantors that are Hawaii limited liability companies provide that the managers and officers shall be entitled to all expenses incurred in managing the companies and that the member shall be reimbursed for all expenses incurred for or on behalf of the companies. Such operating agreements also provide that the companies shall indemnify the member, and those managers, officers, agents and employees identified in writing by the member or managers, for all costs, losses, liabilities and damages paid or accrued in connection with the business of the companies, except to the extent prohibited by law. In addition, the companies may advance costs of defense to the member or any such manager, officer, agent or employee upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the companies.

Illinois Corporations

Under Section 8.75 of the Illinois Business Corporation Act of 1983, (“ILBCA”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation. Section 8.75(f) of the ILBCA further provides that the indemnification and advancement of expenses provided by or granted under Section 8.75 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

The Articles of Incorporation or Bylaws of each of our guarantors that are Illinois corporations provide that the corporation has the power to indemnify any person to the fullest extent permitted under the law.

Illinois Limited Liability Companies

Section 15-7 of the Illinois Limited Liability Company Act states that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The operating agreements of our guarantors that are Illinois limited liability companies provide that the company shall indemnify its directors and officers to the full extent possible under the law.

Indiana Corporations

Chapter 37 of the Indiana Corporation Law (“INCL”) states that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (1) the individual’s conduct was in good faith; and (2) the individual reasonably believed, in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and (3) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and (4) in the case of any criminal proceeding, the individual either had reasonable cause to believe the individual’s conduct was lawful or had no reasonable cause to believe the individual’s conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in the INCL; (2) the director furnishes the corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under the law. A corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth under the law. The determination shall be made by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or by the other methods specified in Chapter 37 of the INCL.

A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, member, manager, employee, or agent. The indemnification and advance for expenses provided for or authorized by the INCL does not exclude any other rights to indemnification and advance for expenses that a person may have under a corporation’s articles of incorporation, bylaws or certain other duly authorized agreements.

The Articles of Incorporation or Bylaws of our guarantors that are Indiana corporations provide that the corporation shall indemnify its directors and officers to the full extent possible under the law.

Indiana Limited Liability Companies

Under Section 23-18-2-2 of the Indiana Limited Liability Company Act (the “ILLCA”), an Indiana limited liability company may indemnify and hold harmless any member, manager, agent, or employee against any claims, except in the case of an action or a failure to act by such person that constitutes willful misconduct or recklessness and as a result of any restrictions set forth in such limited liability company’s operating agreement.

The operating agreements of our guarantors that are Indiana limited liability companies provide that the company shall indemnify its managers and officers to the full extent possible under the law.

Iowa Limited Liability Companies

Section 489.408(1) of the Iowa Revised Uniform Limited Liability Company Act provides that a company shall indemnify a member of a member-managed company or the manager of a manager-managed company for any debt, obligation, or other liability incurred in the course of the member’s or manager’s activities on behalf of the company, if, in making the payment or incurring the debt, obligation, or other liability, the member or manager complied with such member’s or manager’s duties to the company. Section 489.110(7) provides that the operating agreement may alter or eliminate the indemnification for a member or manager provided by Section 489.408(1).

The operating agreements of StoneMor Iowa LLC, an Iowa limited liability company, and StoneMor Iowa Subsidiary LLC, an Iowa limited liability company, each provide that the company shall indemnify its member and those authorized managers, officers, agents, and employees that are identified in writing by the member or managers as entitled to indemnification for all costs, losses, liabilities, and damages paid or accrued in connection with the business of the company to the full extent possible under the law.

Kansas Limited Liability Companies

Section 17-7670 of the Kansas Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. To the extent that a member, manager, officer, employee or agent has been successful on the merits or otherwise or the defenses of any action, suits or proceeding, or in defense of any issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

The operating agreements of StoneMor Kansas LLC and StoneMor Kansas Subsidiary LLC do not contain provisions regarding the indemnification of directors or officers.

Kentucky Limited Liability Companies

Section 275.180 of the Kentucky Revised Statues (“KRS”) states that a written operating agreement of a limited liability company may provide for the indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

The operating agreements of our guarantors that are Kentucky limited liability companies provide that the company shall indemnify its members, managers, officers, agents and employees (as identified by the sole member or manager in writing as being entitled to indemnification) for all costs, liabilities, losses and damages paid or accrued by such persons in connection with the business of the company. The operating agreements also provide that the company may advance costs of defense to such persons upon receipt of an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to indemnification by the company.

Maryland Corporations

Under Section 2-418 of the Maryland General Corporation Law (“MDGCL”), a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan. Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with the proceeding unless it is proven that (a) the act or omission of the director was material to the matter giving rise to the proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his act or omission was unlawful. However, the corporation may not indemnify any director in connection with a proceeding by or in the right of the corporation if the director has been adjudged to be liable to the corporation. A director who has been successful in the defense of any proceeding described above shall be indemnified against reasonable expenses incurred in connection with the proceeding. The corporation may not indemnify a director in respect of any proceeding charging improper personal benefits to the director in which the director was adjudged to be liable on the basis that personal benefit was improperly received. The corporation may not indemnify a director or advance expenses for a proceeding brought by the director against the corporation except if the proceeding is brought to enforce indemnification by the corporation or if the corporation’s charter or by-laws, a board resolution or contract provides otherwise. Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the director, may order indemnification if it determines that in view of all the relevant circumstances, the director is fairly and reasonably entitled to indemnification; however, indemnification with respect to any proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a director under certain circumstances, including a written undertaking by or on behalf of such director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.

A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify directors under Section 2-418 of the MDGCL.

The indemnification and advancement of expenses provided by statute is not exclusive of any other rights, by indemnification or otherwise, to which a director or officer may be entitled under the charter, by-laws, a resolution of shareholders or directors, an agreement or otherwise.

A corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, whether or not the corporation would have the power to indemnify a director or officer against liability under the provision of Section 2-418 of the MDGCL. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

The Articles of Incorporation or Bylaws of our guarantors that are Maryland corporations provide that the corporation shall indemnify its directors and officers to the maximum extent permitted by Maryland law.

Maryland Limited Liability Companies

Section 4A-203 of the Maryland Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

The operating agreements of our guarantors that are Maryland limited liability companies provide that the company shall indemnify its members and certain managers, officers, agents and employees, except to the extent prohibited by law.

Michigan Corporations

Under Section 561 of the Michigan Business Corporation Act (“MIBCA”), a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney’s fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

Under Section 562 of the MIBCA, a Michigan corporation may also provide similar indemnity to such a person for expenses, including attorney’s fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The MIBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities.

The Bylaws of Chapel Hill Associates, Inc. provide that the corporation shall indemnify its directors and officers to the full extent possible under the law.

Michigan Limited Liability Companies

Section 216 of the Michigan Limited Liability Company Act (“MLLCA”) permits the limited liability company to indemnify and hold harmless and defend any manager from and against any and all losses, expenses, claims and demands sustained by reason of any acts or omissions as a manager, as provided in an operating agreement, subject to certain exceptions. Section 408 further permits a limited liability company to purchase and maintain insurance on behalf of a manager against any liability or expense asserted against or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the company could indemnify him or her against such liability or expense.

The operating agreements of StoneMor Michigan LLC and StoneMor Michigan Subsidiary LLC provide that the company shall indemnify its directors and officers to the full extent possible under the law.

Mississippi Limited Liability Companies

Section 79-29-123 of the Revised Mississippi Limited Liability Company Act provides that the certificate of formation or an operating agreement of a limited liability company may provide for the limitation or elimination of any and all liabilities of any manager, member, officer or other person who is a party to or otherwise bound by the operating agreement for any action taken, or failure to take any action, as a manger or member or other person, including, for breach of contract and for breach of duties, including all or any fiduciary duties of a member, manager, officer or other person to a limited liability company or to its members or another member, manager or officer or to another person; provided, that the certificate of formation or operating agreement may not limit or eliminate liability for: (a) the amount of a financial benefit by a member or manager to which the member or manager is not entitled; (b) an intentional infliction of harm on the limited liability company or the members; (c) an intentional violation of criminal law; (d) a wrongful distribution under Section 79-29-611 of the Revised Mississippi Limited Liability Company Act; (e) the amount of a distribution in violation of Section 79-29-813(1) of the Revised Mississippi Limited Liability Company Act; or (f) any act or omission which constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Additionally, a limited liability company may, and shall have the power to, indemnify and hold harmless any member, manager, officer or other person from and against any and all claims and demands whatsoever, except a limited liability company and an operating agreement shall not indemnify any member, manager, officer or other person from and against any claims or demands in connection with a proceeding by or in the right of the limited liability company in which the member, manager or other person was: (a) found to have engaged in any acts or omissions that constitute fraudulent conduct and was adjudged liable for claims based on such conduct; or (b) found or engaged in any actions described in the preceding sentence and was adjudged liable for claims based on such actions.

The operating agreements of our guarantors that are Mississippi limited liability companies provide that each such company shall indemnify its member and those authorized managers, officers, agents and employees of the company identified in writing by the member or the managers.

Missouri Limited Liability Companies

The Missouri Limited Liability Company Act, Sections 347.010 to 347.187 of the Revised Statutes of Missouri (“RSMo”), provides in Section 347.057, RSMo., that a person who is a member, manager, or both, of a limited liability company is not liable, solely by reason of being a member or manager, or both, under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the limited liability company, whether arising in contract, tort or otherwise or for the acts or omissions of any other member, manager, agent or employee of the limited liability company.

The Missouri Limited Liability Company Act provides in Section 347.088.1, RSMo., that except as otherwise provided in the operating agreement an authorized person shall discharge his or her duty under the Missouri Limited Liability Company Act and the operating agreement in good faith, with the care a corporate officer of like position would exercise under similar circumstances, in the manner a reasonable person would believe to be in the best interest of the limited liability company, and shall not be liable for any such action so taken or any failure to take such action, if he or she performs such duties in compliance with such subsection.

The Missouri Limited Liability Company Act provides in Section 347.088.2, RSMo., that to the extent that, at law or equity, a member or manager or other person has duties, including fiduciary duties, and liabilities relating to those duties to the limited liability company or to another member, manager, or other person that is party to or otherwise bound by an operating agreement: (1) any such member, manager, or other person acting under the operating agreement shall not be liable to the limited liability company or to any such other member, manager, or other person for the member’s, manager’s, or other person’s good faith reliance on the provisions of the operating agreement; and (2) the member’s, manager’s or other person’s duties and liabilities may be expanded or restricted by provision in the operating agreement.

The operating agreements of our guarantors that are Missouri limited liability companies provide that the company shall indemnify its Members, except to the extent prohibited by law.

New Jersey Corporations

Section 14A: 3-5 of the New Jersey Business Corporation Act provides that any corporation organized for any purpose under any general or special law of New Jersey shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if: (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. Any corporation organized for any purpose under any general or special law of New Jersey shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or to the extent that such corporate agent has been successful on the merits or otherwise in certain other proceedings, or in defense of any claim, issue or matter therein.

The Articles of Incorporation or Bylaws of Cornerstone Family Services of New Jersey, Inc., Legacy Estates, Inc. and Osiris Management, Inc. provide that the corporation shall indemnify its directors and officers to the full extent possible under the law.

Neither the Articles of Incorporation nor the Bylaws of Arlington Development Company contain provisions regarding the indemnification of directors or officers.

New York Corporations

Section 722(a) of the New York Business Corporation Law (“NYBCL”) provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding, other than one by or in the right of the corporation, including an action by or in the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

Section 723 of the NYBCL provides that an officer or director who has been successful, on the merits or otherwise, in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the NYBCL permits a court to award the indemnification required by Section 722.

The Articles of Incorporation of our guarantor that is a New York corporation provides that the corporation shall indemnify its directors and officers to the full extent possible under the law.

North Carolina Corporations

Section 55-8-51 of the North Carolina Business Corporation Act (“NCBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding. Section 55-8-57 of the NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against liability asserted against or incurred by such person in that capacity or arising from such person’s status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify such person against the same liability under the NCBCA.

Neither the Articles of Incorporation nor the Bylaws of our guarantor that is a North Carolina corporation contain provisions regarding the indemnification of directors or officers.

North Carolina Limited Liability Companies

Section 57D-3-31 of the North Carolina Limited Liability Company Act (the “NC LLC Act”) provides that a limited liability company shall indemnify a person who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person was a party because the person is or was a member, a manager, or other company official if the person also is or was an interest owner at the time to which the claim relates, acting within the person’s scope of authority as a manager, member, or other company official against expenses incurred by the person in connection with the proceeding.

Section 57D-3-31 of the NC LLC Act also provides that a limited liability company shall reimburse a person who is or was a member for any payment made and indemnify the person for any obligation, including any judgment, settlement, penalty, fine, or other cost, incurred or borne in the authorized conduct of the company’s business or preservation of the company’s business or property, whether acting in the capacity of a manager, member, or other company official if, in making the payment or incurring the obligation, the person complied with the duties and standards of conduct imposed by Section 57D-3-21 of the NC LLC Act, as modified or eliminated by the company’s operating agreement or otherwise imposed by the NC LLC Act or other applicable law.

The operating agreements of our guarantors that are North Carolina limited liability companies provide that the company shall indemnity the member and those authorized managers, officers, agents and employees of the company identified in writing by the member or managers as entitled to be indemnified under such operating agreements for all costs, losses, liabilities and damages paid or accrued by the member or any such manager, officer, agent or employee in connection with the business of the company, except to the extent prohibited by law.

Ohio Corporations

Pursuant to Section 1701.13(E) of the Ohio Revised Code (“ORC”), a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) any claim, issue or matter as to which that person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court of common pleas or such other court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the ORC. However, indemnification may only be made upon a determination that the person has met the applicable standard of conduct required for indemnification by (a) a majority vote of a quorum of directors who were not parties, or threatened to be made parties, to the relevant proceeding, (b) if directed by a majority vote of a quorum of disinterested directors, a written opinion of independent legal counsel, (c) the shareholders, or (d) the court in which the relevant proceeding was brought.

An Ohio corporation is required to indemnify a director, trustee, officer, employee, member, manager or agent against expenses (including attorneys’ fees) actually and reasonably incurred by the person to the extent that the person is successful in defending a lawsuit of the type referenced in the above paragraph, regardless of whether such indemnification has been authorized as discussed above.

Under Section 1701.13(E) of the ORC, a corporation is permitted to pay expenses (including attorneys’ fees) incurred by such person, in advance of the final disposition of the action, suit or proceeding, as authorized by the corporation’s directors and upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification. In the case of directors, the corporation is required to advance expenses upon receipt of the aforementioned undertaking to repay and the director’s agreement to cooperate.

The indemnification provided under Section 1701.13(E) of the ORC is not exclusive of, and is in addition to, any other rights granted to persons seeking indemnification under a corporation’s articles or regulations, any agreement, a vote of the corporation’s shareholders or disinterested directors, or otherwise. In addition, a corporation may purchase and maintain insurance or furnish similar protection for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.

The Regulations of our guarantor that is an Ohio corporation provide that the corporation shall indemnify its directors and officers to the full extent possible under the law and shall advance expenses upon the receipt of an undertaking to repay.

Ohio Limited Liability Companies

Section 1705.32 of the ORC provides that a limited liability company may indemnify any person who was or is a party, or who is threatened to be made a party, to any proceeding, because he is or was a manager, member or officer of the company or is or was serving at the company’s request as a manager, member, director or officer of any other entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the manager, member or officer in connection with the proceeding if the manager, member or officer acted in good faith and in a manner the manager, member or officer reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, the manager, member or officer had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the company, a company may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification may be made in respect of any claim, issue or matter as to which that person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the company unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court considers proper. However, indemnification may only be made upon a determination that the person met the applicable standard of conduct required for indemnification by (a) a majority vote of a quorum of managers who were not parties, or threatened to be made parties, to the relevant proceeding, (b) if directed by a majority vote of a quorum of disinterested managers, a written opinion of independent legal counsel, (c) the members, or (d) the court in which the relevant proceeding was brought.

An Ohio limited liability company is required to indemnify a manager, officer, employee or agent against expenses actually and reasonably incurred by the person to the extent that the person is successful in defending a lawsuit of the type referenced in the above paragraph, regardless of whether such indemnification has been authorized as discussed above.

The indemnification provided under Section 1705.32 of the ORC is not exclusive of, and is in addition to, any other rights granted to persons seeking indemnification under the company’s operating agreement, any other agreement, a vote of the company’s members or disinterested managers, or otherwise. In addition, a limited liability company may purchase and maintain insurance or furnish similar protection for manager, member, partner, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the company.

The operating agreement of our guarantor that is an Ohio limited liability company provides that the company shall indemnify its members, managers, officers, agents and employees (as identified by the member or manager in writing as being entitled to indemnification) for all costs, liabilities, losses and damages paid or accrued in connection with the business of the company. The operating agreement also provides that the company may advance costs of defense to such persons upon receipt of an undertaking by such person to repay such amounts if it is ultimately determined that the person is not entitled to indemnification by the company.

Oklahoma Limited Liability Companies

Section 2003 of the Oklahoma Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement. In addition, Section 2017 of the Oklahoma Limited Liability Company Act states that the articles of organization or an operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in any proceeding because the person is or was a member or manager, but does not permit the articles of organization or operating agreement to limit or eliminate a manager’s liability for breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which the manager derived an improper personal benefit.

The operating agreements of our guarantors that are Oklahoma limited liability companies provide that the company shall indemnify its member and those managers, officers, agents and employees identified in writing by the member or managers as being entitled to indemnification, except to the extent prohibited by the law.

Oregon Limited Liability Companies

Section 63.160 of the Oregon Limited Liability Company Act provides that the articles of organization or operating agreement may provide for indemnification of any person for acts or omissions as a member, manager, employee or agent and may eliminate or limit liability of a member, manager, employee or agent for damages from such acts or omissions; provided, that indemnification is not permitted for any breach of the duty of loyalty, acts or omissions not in good faith which involve intentional misconduct or knowing violation of the law, or any unlawful distribution or any transaction from which the member or manager derives an improper personal benefit.

The operating agreements of StoneMor Oregon LLC, an Oregon limited liability company, and StoneMor Oregon Subsidiary LLC, an Oregon limited liability company, provide that the company shall indemnify the member and those authorized managers, officers, agents and employees of the company identified in writing by the member or managers as entitled to be indemnified for all costs, losses, liabilities and damages paid or accrued by the member (as the member or as a manager, officer, agent or employee) or any such manager, officer, agent or employee in connection with the business of the company, except to the extent prohibited by the law.

Pennsylvania Corporations

Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law (“PBCL”) contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters.

Under Section 1741 of the PBCL, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative or corporate actions), to which any such officer or director is a party or is threatened to be made a party by reason of such officer or director being a representative of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, so long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his conduct was unlawful.

Section 1742 of the PBCL permits indemnification in derivative and corporate actions if the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except in respect of any claim, issue or matter as to which the officer or director has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Under Section 1743 of the PBCL, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742 of the PBCL.

Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the officer or director met the applicable standard of conduct, and such determination must be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding, (ii) if a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

Section 1745 of the PBCL provides that expenses (including attorneys’ fees) incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Except as otherwise provided in the corporation’s by-laws, advancement of expenses must be authorized by the board of directors.

Section 1746 of the PBCL provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the PBCL shall not be deemed exclusive of any other rights to which an officer or director seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the PBCL.

Sections 1748 and 1749 of the PBCL extend the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations in fundamental changes and to officers and directors serving as fiduciaries of employee benefit plans.

Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the PBCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer shall inure to the benefit of the heirs and personal representatives of such person.

The Articles of Incorporation or Bylaws of Eloise B. Kyper Funeral Home, Inc., Stephen R. Haky Funeral Home, Inc., Forest Lawn Gardens, Inc., Kirk & Nice, Inc., and Kirk & Nice Suburban Chapel, Inc. provide that the corporation shall indemnify its directors and officers to the full extent possible under the law.

Neither the Articles of Incorporation nor the Bylaws of Laurelwood Holding Company contain provisions regarding the indemnification of directors or officers.

Pennsylvania Limited Liability Companies

Section 8945 of the Pennsylvania Limited Liability Company Act provides that a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Section 8945 also provides that expense may be paid by a limited liability company in advance of the final disposition of any action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the limited liability company.

The operating agreements of CMS West LLC, CMS West Subsidiary LLC, Juniata Memorial Park LLC, StoneMor Cemetery Products LLC, Osiris Holding of Pennsylvania LLC, StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC, Rolling Green Memorial Park LLC, StoneMor Holding of Pennsylvania LLC, Tioga County Memorial Gardens LLC, and Woodlawn Memorial Park Subsidiary LLC provide that the company shall indemnify those managers, officers, agents and employees identified in writing by the Member or Managers as entitled to be indemnified except to the extent prohibited by law.

Puerto Rico Corporations

Article 4.08 of the Puerto Rico General Corporation Law provides that a corporation may compensate any person who is, has been a party, or is under threat of becoming a party to any imminent, pending or resolved civil, criminal, administrative or investigative action, suit or proceeding (except an action initiated by the corporation or initiated to protect the interests of the corporation), because the person has been or is a director, officer, employee or agent of the corporation, or had been or is acting by request of the corporation as director, officer, employee, or agent of another corporation, partnership, joint venture, trust or any other enterprise. The compensation may include the expenses incurred in a reasonable manner, including attorney fees, adjudication or judgments, fines and amounts paid upon settling such action, suit or proceeding, if the person acted in good faith and in a manner which the person deemed to be reasonable and consistent with the best interests of the corporation and not opposed thereto, and that with respect to any criminal action or proceeding, the person did not have reasonable cause to believe that his conduct was unlawful. The termination of any legal action, suit or proceeding by judgment, order, settlement or conviction or by a plea of nolo contendere, or its equivalent, shall not in itself create the presumption that the person did not act in good faith nor in a manner which he reasonably believed to be consistent with the best interests of the corporation or not opposed thereto and that, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe that his conduct was unlawful.

In addition, pursuant to subsection (B) of Article 4.08 a corporation may compensate any person who is, has been a party, or is under threat of becoming a party to any imminent, pending or resolved action or suit initiated by the corporation or initiated to protect the interests of the corporation to procure a judgment in its favor because the person is or has been a director, officer, employee or agent of the corporation, or is or has been acting by request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise. The compensation may include the expenses incurred in a reasonable manner, including attorney fees, with respect to the defense or settlement of such action or suit, if the person acted in good faith and in a manner he/she reasonably deemed to be consistent with the best interests of the corporation and not opposed thereto. Notwithstanding the foregoing, no compensation shall be made with respect to a claim, matter or controversy in which it has been determined that such person is liable to the corporation, except that through a motion to that effect, the court presiding in such action or suit determines that in spite of the adjudication of liability against, and in light of all of the circumstances of the case, such person has the fair and reasonable right to be compensated for those expenses which the court deems proper and only insofar as said court so deems.

The Articles of Incorporation or Bylaws of our guarantors that are Puerto Rico corporations provide that the corporation shall indemnify its directors and officers to the full extent possible under the law.

Puerto Rico Limited Liability Companies

Article 19.08 of the Puerto Rico General Corporation Law provides that subject to the provisions of Article 4.08, and to the standards and restrictions, if any, set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and suits whatsoever.

The operating agreements of our guarantors that are Puerto Rico limited liability companies provide that the company shall indemnify its directors and officers to the full extent possible under the law.

Rhode Island Corporations

The Rhode Island Business Corporation Act (the “RIBCA”) generally permits a corporation to indemnify a director or officer for expenses incurred by them by reason of their position with the corporation if the person has acted in good faith and with the reasonable belief (i) in the case of conduct in his or her official capacity that his or her conduct was in the best interests of the corporation and, (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Unless limited by the corporation’s charter, the RIBCA also permits indemnification if a court of appropriate jurisdiction, upon application of a director or officer and such notice as the court shall require, determines that the individual is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she has met the standard of conduct referred to above. However, the RIBCA does not permit a corporation to indemnify persons (1) in actions brought by or in the right of the corporation if the person is adjudged to be liable to the corporation, or (2) in actions in which the director is adjudged to be liable on the basis that personal benefit was improperly received by him or her, although, in both cases, it does permit indemnification, but only of expenses, if, and only to the extent, approved by a court of appropriate jurisdiction. The RIBCA permits the right to indemnification to include the right to be paid by the corporation for expenses the indemnified person incurs in defending the proceeding in advance of its final disposition; provided, that the indemnified party deliver to the corporation a written affirmation of a good faith belief that he or she has met the applicable standards of conduct and that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified under the charter or otherwise. However, under the RIBCA, except where indemnification is ordered by a court of appropriate jurisdiction upon application of any director, officer, employee or agent, no indemnification will be made unless authorized in the specific case after a determination has been made, by the board of directors, special legal counsel or the shareholders that indemnification is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct for indemnification described above.

The Bylaws of our guarantor that is a Rhode Island corporation provide that the corporation shall indemnify its directors and officers to the full extent possible under the law.

Rhode Island Limited Liability Companies

Under Section 7-16-4 of the Rhode Island Limited Liability Company Act, a limited liability company may indemnify and advance expenses to any member, manager, agent or employee, past or present, to the same extent as a corporation may indemnify any of its directors, officers, employees or agents and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement, and to purchase and maintain insurance on behalf of any member, manager, agent or employee against any liability asserted against him and incurred by the member, manager, agent or employee in that capacity or arising out of the member’s, manager’s, agent’s or employee’s status, whether or not the limited liability company would have the power to indemnify under the provisions of Section 7-16-4, the articles of organization or operating agreement.

The operating agreement of our guarantor that is a Rhode Island limited liability company provides that the company shall indemnify its directors and officers to the full extent possible under the law.

South Carolina Limited Liability Companies

To the extent not otherwise limited by the operating agreement of a South Carolina limited liability company, under Section 33-44-403 of the South Carolina Limited Liability Company Act, a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

Section 12 of the operating agreement of StoneMor South Carolina, LLC provides that the company shall indemnify its member and those authorized managers, officers, agent and employees identified in writing by the member or managers as entitled to be indemnified under Section 12 for all costs, losses, liabilities and damages paid or accrued by the member or any such manager, officer, agent or employee in connection with the business of the company, except to the extent prohibited by law.

Section 12 of the operating agreement of Stonemor South Carolina Subsidiary, LLC provides that the company shall indemnify its member and those authorized managers, officers, agent and employees identified in writing by the member or managers as entitled to be indemnified under Section 12 for all costs, losses, liabilities and damages paid or accrued by the member or any manager, officer, agent or employee in connection with the business of the company, except to the extent prohibited by law.

Tennessee Corporations

Part 5 of Chapter 18 of the Tennessee Business Corporation Act authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations.

Sections 48-18-301(d) and 48-18-403(d) of the Tennessee Business Corporation Act provide that a director or officer shall not be liable for any action taken as a director or officer or any failure to take any action if the director or officer performed the duties of his or her office (i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances and (iii) in a manner the director reasonably believes to be in the best interests of the corporation.

The charters or bylaws of our guarantors that are Tennessee corporations provide that the corporation shall indemnify its directors and officers to the full extent possible under the law.

Tennessee Limited Liability Companies

Section 48-243-101 of the Tennessee Limited Liability Company Act authorizes a court to award, or a limited liability company to grant, indemnity to a governor, member, manager, partner, trustee, employee, independent contractor or agent of the company under certain circumstances and subject to certain limitations.

Sections 48-240-102(e) and 48-241-111(d) of the Tennessee Limited Liability Company Act provide that a member or manager shall not be liable for any action taken as a member or manager or any failure to take any action if the member or manager performed the duties of the position (i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances and (iii) in a manner the member or manager reasonably believes to be in the best interest of the LLC.

The operating agreements of our guarantors that are Tennessee limited liability companies provide that the company shall indemnify its directors and officers to the full extent possible under the law.

Virginia Corporations

Sections 13.1-697-699 and 701-704 of the Virginia Stock Corporation Act (“VSCA”) provide, generally and in part, that a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if he conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, or in all other cases, that his conduct was at least not opposed to its best interests and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; provided, however, that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him in which he was adjudged liable. Such indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection therewith.

Unless limited by a corporation’s certificate of incorporation, similar indemnity with respect to expenses incurred is mandatory under the above-referenced Sections of the VSCA for a director or officer who was wholly successful on the merits or otherwise, in defense of any proceedings to which he was a party because he is or was a director or officer, as the case may be. Any such indemnification may be made only as authorized in each specific case after a determination by disinterested directors, special legal counsel or disinterested shareholders that indemnification is permissible because the indemnitee has met the applicable standard of conduct. Directors and officers may also apply for court-ordered indemnification. Pursuant to Section 13.1-704 of the VSCA, a corporation may also indemnify and advance expenses to any director or officer to the extent provided by the corporation’s certificate of incorporation, any bylaw made by the shareholders or any resolution adopted by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law.

The Bylaws of our guarantors that are Virginia corporations provide for indemnification of its directors and officers in accordance with the VSCA.

Virginia Limited Liability Companies

Section 13.1-1009(16) of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

The operating agreements of our guarantors that are Virginia limited liability companies provide for indemnification of its member and those managers, officers, agents and employees of the company identified by the member to the full extent possible under the law.

Washington Corporations

The Washington Business Corporation Act (“WABCA”) empowers a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (1) the individual acted in good faith; and (2) the individual reasonably believed (i) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and (ii) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Indemnification permitted under such provisions in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Under the WABCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (a) the director furnishes the corporation a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in Section 23B.08.510 of the WABCA; and (b) the director furnishes the corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct. Unless a corporation’s articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director, officer, employee or agent of the corporation insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the WABCA.

The Articles of Incorporation or Bylaws of StoneMor Washington, Inc., a Washington corporation, contain provisions for indemnification of directors and officers, but do not provide that the corporation shall indemnify its directors and officers to the full extent possible under the law.

Washington Limited Liability Companies

Section 25.15.041 of the Washington Limited Liability Company Act provides that: (1) A limited liability company may indemnify any member or manager from and against any judgments, settlements, penalties, fines, or expenses incurred in a proceeding or obligate itself to advance or reimburse expenses incurred in a proceeding to which a person is a party because such person is, or was, a member or a manager, provided that no such indemnity shall indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, or conduct of the member or manager adjudged to be in violation of RCW 25.15.231; and (2) A limited liability company may indemnify and advance expenses under (1) above to an officer, employee, or agent of the limited liability company who is not a member or manager to the same extent as to a member or manager.

The operating agreement of StoneMor Washington Subsidiary LLC, a Washington limited liability company, provides that the company shall indemnify the member and those authorized managers, officers, agents and employees of the company identified in writing by the member or managers as entitled to be indemnified for all costs, losses, liabilities and damages paid or accrued by the member (as the member or as a manager, officer, agent or employee) or any such manager, officer, agent or employee in connection with the business of the company, except to the extent prohibited by the law.

West Virginia Limited Liability Companies

Section 31B-3-302 of West Virginia’s Uniform Limited Liability Company Act provides that a limited liability company is liable for loss or injury caused to a person, or for a penalty incurred, as a result of a wrongful act or omission, or other actionable conduct, of a member or manager acting in the ordinary course of business of the company or with authority of the company. Section 31B-4-403 of West Virginia’s Uniform Limited Liability Company Act provides that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The operating agreement of our subsidiary guarantor that is a West Virginia limited liability company provides, except to the extent prohibited under West Virginia law, that the company shall indemnify any member, manager, officer, agent or employee of the company identified in writing by the member or managers as entitled to be indemnified thereunder for all costs, losses, liabilities and damages paid or accrued by a member, manager, officer, agent or employee in connection with the business of the company.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits. The following documents are filed as exhibits to this registration:

Exhibit Number	Description

3.1*	Certificate of Limited Partnership of StoneMor Partners L.P. (incorporated by reference to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 9, 2004 (Exhibit 3.1)).

3.2*	Second Amended and Restated Agreement of Limited Partnership of StoneMor Partners L.P. dated as of September 9, 2008 (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on September 15, 2008).

3.3**	Certificate of Incorporation of Cornerstone Family Services of West Virginia Subsidiary, Inc.

3.4**	Bylaws of Cornerstone Family Services of West Virginia Subsidiary, Inc.

4.1*	Registration Rights Agreement, dated as of May 28, 2013, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the Initial Guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers listed on Schedule A to the Purchase Agreement (incorporated by reference to Exhibit 4.4 of Registrant’s Current Report on Form 8-K filed on May 28, 2013).

4.2*	Indenture, dated as of May 28, 2013, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the guarantors named therein and Wilmington Trust, National Association, including Form of 7 7⁄8% Senior Note due 2021 (incorporated by reference to Exhibit 4.2 of Registrant’s Current Report on Form 8-K filed on May 28, 2013).

4.3*	Supplemental Indenture No. 1, dated as of August 8, 2014, by and among Kirk & Nice, Inc., Kirk & Nice Suburban Chapel, Inc., StoneMor Operating LLC, and Osiris Holding of Maryland Subsidiary, Inc., subsidiaries of StoneMor Partners L.P. (or its successor), and Cornerstone Family Services of West Virginia Subsidiary, Inc., the Guarantors under the Indenture, dated as of May 28, 2013, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 10.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).

5.1**	Opinion of Vinson & Elkins L.L.P.

5.2**	Opinion of Spilman Thomas & Battle, PLLC

5.3**	Opinion of Spilman Thomas & Battle, PLLC

5.4**	Opinion of Blank Rome LLP

5.5**	Opinion of Sirote & Permutt, P.C.

5.6**	Opinion of Dover Dixon Horne PLLC

5.7**	Opinion of Blank Rome LLP

5.8**	Opinion of Holland and Hart LLP

5.9**	Opinion of Verrill Dana LLP

Exhibit Number	Description

5.10**	Opinion of Smith Moore Leatherwood, LLP

5.11**	Opinion of Smith Moore Leatherwood, LLP

5.12**	Opinion of McCorriston Miller Mukai MacKinnon LLP

5.13**	Opinion of Fisher Cohen Waldman Shapiro, LLP

5.14**	Opinion of May Oberfell Lorber

5.15**	Opinion of Nyemaster Goode, P.C.

5.16**	Opinion of Gilliland & Hayes, LLC

5.17**	Opinion of Vorys, Sater, Seymour and Pease LLP

5.18**	Opinion of Vorys, Sater, Seymour and Pease LLP

5.19**	Opinion of Adelberg, Rudow, Dorf & Hendler, LLC

5.20**	Opinion of Honigman Miller Schwartz and Cohn LLP

5.21**	Opinion of Mitchell, McNutt & Sams, P.A.

5.22**	Opinion of Husch Blackwell LLP

5.23**	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

5.24**	Opinion of GableGotwals

5.25**	Opinion of Davis Wright Tremaine LLP

5.26**	Opinion of Pietrantoni Méndez & Alvarez LLP

5.27**	Opinion of Brennan, Recupero, Cascione, Scungio & McAllister, LLP

5.28**	Opinion of McKenzie Laird PLLC

5.29**	Opinion of Christian Barton, LLP

12.1**	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1**	Consent of Deloitte & Touche LLP

23.2**	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.3**	Consent of Spilman Thomas & Battle, PLLC (contained in Exhibit 5.2)

23.4**	Consent of Spilman Thomas & Battle, PLLC (contained in Exhibit 5.3)

23.5**	Consent of Blank Rome LLP (contained in Exhibit 5.4)

23.6**	Consent of Sirote & Permutt, P.C. (contained in Exhibit 5.5)

23.7**	Consent of Dover Dixon Horne PLLC (contained in Exhibit 5.6)

23.8**	Consent of Blank Rome LLP (contained in Exhibit 5.7)

23.9**	Consent of Holland and Hart LLP (contained in Exhibit 5.8)

23.10**	Consent of Verrill Dana LLP (contained in Exhibit 5.9)

23.11**	Consent of Smith Moore Leatherwood, LLP (contained in Exhibit 5.10)

23.12**	Consent of Smith Moore Leatherwood, LLP (contained in Exhibit 5.11)

23.13**	Consent of McCorriston Miller Mukai MacKinnon LLP (contained in Exhibit 5.12)

Exhibit Number	Description

23.14**	Consent of Fisher Cohen Waldman Shapiro, LLP (contained in Exhibit 5.13)

23.15**	Consent of May Oberfell Lorber (contained in Exhibit 5.14)

23.16**	Consent of Nyemaster Goode, P.C. (contained in Exhibit 5.15)

23.17**	Consent of Gilliland & Hayes, LLC (contained in Exhibit 5.16)

23.18**	Consent of Vorys, Sater, Seymour and Pease LLP (contained in Exhibit 5.17)

23.19**	Consent of Vorys, Sater, Seymour and Pease LLP (contained in Exhibit 5.18)

23.20**	Consent of Adelberg, Rudow, Dorf & Hendler, LLC (contained in Exhibit 5.19)

23.21**	Consent of Honigman Miller Schwartz and Cohn LLP (contained in Exhibit 5.20)

23.22**	Consent of Mitchell, McNutt & Sams, P.A. (contained in Exhibit 5.21)

23.23**	Consent of Husch Blackwell LLP (contained in Exhibit 5.22)

23.24**	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in Exhibit 5.23)

23.25**	Consent of GableGotwals (contained in Exhibit 5.24)

23.26**	Consent of Davis Wright Tremaine LLP (contained in Exhibit 5.25)

23.27**	Consent of Pietrantoni Méndez & Alvarez LLP (contained in Exhibit 5.26)

23.28**	Consent of Brennan, Recupero, Cascione, Scungio & McAllister, LLP (contained in Exhibit 5.27)

23.29**	Consent of McKenzie Laird PLLC (contained in Exhibit 5.28)

23.30**	Consent of Christian Barton, LLP (contained in Exhibit 5.29)

24.1**	Powers of Attorney (included on signature pages of this registration statement)

25.1**	Form T-1 Statement of Eligibility of Trustee under the Indenture

*	Incorporated by reference, as indicated.
**	Filed herewith.

Item 22.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement, or any material change to such information in this registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(d) any other communication that is an offer in the offering made by such registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to, and meeting the requirements of, Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

To respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Commonwealth of Pennsylvania, on March 17, 2016.

STONEMOR PARTNERS L.P.

By:	STONEMOR GP LLC
its General Partner

	By:	/s/ Sean P. McGrath
Sean P. McGrath
Chief Financial Officer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lawrence Miller and Sean P. McGrath as his lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 17, 2016.

Signature	Title

/s/ LAWRENCE MILLER Lawrence Miller	Chief Executive Officer, President, Chairman of the Board, Director (Principal Executive Officer)

/s/ SEAN P. MCGRATH Sean P. McGrath	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

/s/ WILLIAM R. SHANE William R. Shane	Director

/s/ HOWARD L. CARVER Howard L. Carver	Director

/s/ JONATHAN A. CONTOS Jonathan A. Contos	Director

Signature	Title

/s/ ALLEN R. FREEDMAN Allen R. Freedman	Director

/s/ ROBERT B. HELLMAN, JR. Robert B. Hellman, Jr.	Director

/s/ MARTIN R. LAUTMAN, PH.D. Martin R. Lautman, Ph.D.	Director

/s/ LEO J. POUND Leo J. Pound	Director

/s/ FENTON R. TALBOTT Fenton R. Talbott	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Commonwealth of Pennsylvania, on March 17, 2016.

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA SUBSIDIARY, INC.

By:	/s/ David Meyers
David Meyers
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David Meyers and Sean P. McGrath as his lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 17, 2016.

Signature	Title

/S/ DAVID MEYERS David Meyers	President and Chief Executive Officer (Principal Executive Officer)

/S/ SEAN P. MCGRATH Sean McGrath	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

/S/ LAWRENCE MILLER Lawrence Miller	Director

/S/ ALLEN R. FREEDMAN Allen R. Freedman	Director

/S/ ROBERT B. HELLMAN, JR. Robert B. Hellman, Jr.	Director

/S/ MARTIN R. LAUTMAN, PH.D. Martin R. Lautman, Ph.D.	Director

/S/ FENTON R. TALBOTT Fenton R. Talbott	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Commonwealth of Pennsylvania, on March 17, 2016.

STONEMOR OPERATING LLC

By:	/s/ Sean P. McGrath
Sean P. McGrath Chief Financial Officer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lawrence Miller and Sean P. McGrath as his lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 17, 2016.

Signature	Title

/S/ LAWRENCE MILLER Lawrence Miller	President, Chief Executive Officer, Assistant Secretary, Chairman of the Board, Director (Principal Executive Officer)

/S/ SEAN P. MCGRATH Sean McGrath	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

/S/ WILLIAM R. SHANE William R. Shane	Director

/S/ ALLEN R. FREEDMAN Allen R. Freedman	Director

/S/ ROBERT B. HELLMAN, JR. Robert B. Hellman, Jr.	Director

/S/ MARTIN R. LAUTMAN, PH.D. Martin R. Lautman, Ph.D.	Director

/S/ FENTON R. TALBOTT Fenton R. Talbott	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Commonwealth of Pennsylvania, on March 17, 2016.

ALLEGHANY MEMORIAL PARK SUBSIDIARY, INC.

ALTAVISTA MEMORIAL PARK SUBSIDIARY, INC.

ARLINGTON DEVELOPMENT COMPANY

AUGUSTA MEMORIAL PARK PERPETUAL CARE COMPANY

BIRCHLAWN BURIAL PARK SUBSIDIARY, INC.

BRONSWOOD CEMETERY, INC.

CEDAR HILL FUNERAL HOME, INC.

CEMETERY INVESTMENTS SUBSIDIARY, INC.

CHAPEL HILL ASSOCIATES, INC.

CHAPEL HILL FUNERAL HOME, INC.

COLUMBIA MEMORIAL PARK SUBSIDIARY, INC.

CORNERSTONE FAMILY INSURANCE SERVICES, INC.

CORNERSTONE FAMILY SERVICES OF NEW JERSEY, INC.

COVENANT ACQUISITION SUBSIDIARY, INC.

COVINGTON MEMORIAL FUNERAL HOME, INC.

COVINGTON MEMORIAL GARDENS, INC.

ELOISE B. KYPER FUNERAL HOME, INC.

FOREST LAWN GARDENS, INC.

FOREST LAWN MEMORIAL CHAPEL, INC.

FOREST LAWN MEMORY GARDENS, INC.

GLEN HAVEN MEMORIAL PARK SUBSIDIARY, INC.

HENRY MEMORIAL PARK SUBSIDIARY, INC.

KIRIS SUBSIDIARY, INC.

KIRK & NICE, INC.

KIRK & NICE SUBURBAN CHAPEL, INC.

LAKEWOOD/HAMILTON CEMETERY SUBSIDIARY, INC.

LAKEWOOD MEMORY GARDENS SOUTH

SUBSIDIARY, INC.

LAUREL HILL MEMORIAL PARK SUBSIDIARY, INC.

LAURELWOOD HOLDING COMPANY

LEGACY ESTATES, INC.

LOEWEN [VIRGINIA] SUBSIDIARY, INC.

LORRAINE PARK CEMETERY SUBSIDIARY, INC.

MODERN PARK DEVELOPMENT SUBSIDIARY, INC.

OAK HILL CEMETERY SUBSIDIARY, INC.

OSIRIS HOLDING FINANCE COMPANY

OSIRIS HOLDING OF RHODE ISLAND SUBSIDIARY, INC.

By:	/s/ Frank Milles
Frank Milles
Vice President

OSIRIS MANAGEMENT, INC.

OSIRIS TELEMARKETING CORP.

PERPETUAL GARDENS.COM, INC.

PRINCE GEORGE CEMETERY CORPORATION

PVD ACQUISITIONS SUBSIDIARY, INC.

ROCKBRIDGE MEMORIAL GARDENS SUBSIDIARY COMPANY

ROSE LAWN CEMETERIES SUBSIDIARY, INCORPORATED

ROSELAWN DEVELOPMENT SUBSIDIARY CORPORATION

RUSSELL MEMORIAL CEMETERY SUBSIDIARY, INC.

SHENANDOAH MEMORIAL PARK SUBSIDIARY, INC.

SIERRA VIEW MEMORIAL PARK

SOUTHERN MEMORIAL SALES SUBSIDIARY, INC.

SPRINGHILL MEMORY GARDENS SUBSIDIARY, INC.

STAR CITY MEMORIAL SALES SUBSIDIARY, INC.

STEPHEN R. HAKY FUNERAL HOME, INC.

STITHAM SUBSIDIARY, INCORPORATED

STONEMOR ALABAMA SUBSIDIARY, INC.

STONEMOR CALIFORNIA, INC.

STONEMOR CALIFORNIA SUBSIDIARY, INC.

STONEMOR GEORGIA SUBSIDIARY, INC.

STONEMOR HAWAII SUBSIDIARY, INC.

STONEMOR NORTH CAROLINA FUNERAL SERVICES, INC.

STONEMOR OHIO SUBSIDIARY, INC.

STONEMOR PUERTO RICO CEMETERY AND FUNERAL, INC. (FORMERLY SCI PUERTO RICO FUNERAL AND CEMETERY SERVICES, INC.)

STONEMOR TENNESSEE SUBSIDIARY, INC.

STONEMOR WASHINGTON, INC.

SUNSET MEMORIAL GARDENS SUBSIDIARY, INC.

SUNSET MEMORIAL PARK SUBSIDIARY, INC.

TEMPLE HILL SUBSIDIARY CORPORATION

THE VALHALLA CEMETERY SUBSIDIARY CORPORATION

VIRGINIA MEMORIAL SERVICE SUBSIDIARY CORPORATION

W N C SUBSIDIARY, INC.

WICOMICO MEMORIAL PARKS SUBSIDIARY, INC.

WILLOWBROOK MANAGEMENT CORP.

ALLEGHANY MEMORIAL PARK LLC

ALTAVISTA MEMORIAL PARK LLC

By:	/s/ Frank Milles
Frank Milles Vice President

BIRCHLAWN BURIAL PARK LLC

CEMETERY INVESTMENTS LLC

CEMETERY MANAGEMENT SERVICES, L.L.C.

CORNERSTONE TRUST MANAGEMENT SERVICES LLC (FORMERLY CEMETERY MANAGEMENT SERVICES OF MID-ATLANTIC STATES, L.L.C.)

CEMETERY MANAGEMENT SERVICES OF OHIO, L.L.C.

CMS WEST LLC

CMS WEST SUBSIDIARY LLC

COLUMBIA MEMORIAL PARK LLC

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA LLC

CORNERSTONE FUNERAL AND CREMATION SERVICES LLC

COVENANT ACQUISITION LLC

GLEN HAVEN MEMORIAL PARK LLC

HENLOPEN MEMORIAL PARK LLC

HENLOPEN MEMORIAL PARK SUBSIDIARY LLC

HENRY MEMORIAL PARK LLC

JUNIATA MEMORIAL PARK LLC

KIRIS LLC

LAKEWOOD/HAMILTON CEMETERY LLC

LAKEWOOD MEMORY GARDENS SOUTH LLC

LAUREL HILL MEMORIAL PARK LLC

LOEWEN [VIRGINIA] LLC

LORRAINE PARK CEMETERY LLC

MODERN PARK DEVELOPMENT LLC

OAK HILL CEMETERY LLC

OSIRIS HOLDING OF MARYLAND LLC

OSIRIS HOLDING OF MARYLAND SUBSIDIARY, INC.

OSIRIS HOLDING OF PENNSYLVANIA LLC

OSIRIS HOLDING OF RHODE ISLAND LLC

PLYMOUTH WAREHOUSE FACILITIES LLC

PVD ACQUISITIONS LLC

ROCKBRIDGE MEMORIAL GARDENS LLC

ROLLING GREEN MEMORIAL PARK LLC

ROSE LAWN CEMETERIES LLC

ROSELAWN DEVELOPMENT LLC

RUSSELL MEMORIAL CEMETERY LLC

SHENANDOAH MEMORIAL PARK LLC

SOUTHERN MEMORIAL SALES LLC

SPRINGHILL MEMORY GARDENS LLC

STAR CITY MEMORIAL SALES LLC

STITHAM LLC

By:	/s/ Frank Milles
Frank Milles Vice President

STONEMOR ALABAMA LLC

STONEMOR ARKANSAS SUBSIDIARY LLC

STONEMOR CEMETERY PRODUCTS LLC

STONEMOR COLORADO LLC

STONEMOR COLORADO SUBSIDIARY LLC

STONEMOR GEORGIA LLC

STONEMOR HAWAII LLC

STONEMOR HAWAIIAN JOINT VENTURE GROUP LLC

STONEMOR HOLDING OF PENNSYLVANIA LLC

STONEMOR ILLINOIS LLC

STONEMOR ILLINOIS SUBSIDIARY LLC

STONEMOR INDIANA LLC

STONEMOR INDIANA SUBSIDIARY LLC

STONEMOR IOWA LLC

STONEMOR IOWA SUBSIDIARY LLC

STONEMOR KANSAS LLC

STONEMOR KANSAS SUBSIDIARY LLC

STONEMOR KENTUCKY LLC

STONEMOR KENTUCKY SUBSIDIARY LLC

STONEMOR MICHIGAN LLC

STONEMOR MICHIGAN SUBSIDIARY LLC

STONEMOR MISSISSIPPI LLC

STONEMOR MISSISSIPPI SUBSIDIARY LLC

STONEMOR MISSOURI LLC

STONEMOR MISSOURI SUBSIDIARY LLC

STONEMOR NORTH CAROLINA LLC

STONEMOR NORTH CAROLINA SUBSIDIARY LLC

STONEMOR OHIO LLC

STONEMOR OKLAHOMA LLC

STONEMOR OKLAHOMA SUBSIDIARY LLC

STONEMOR OREGON LLC

STONEMOR OREGON SUBSIDIARY LLC

STONEMOR PENNSYLVANIA LLC

STONEMOR PENNSYLVANIA SUBSIDIARY LLC

STONEMOR PUERTO RICO LLC

STONEMOR PUERTO RICO SUBSIDIARY LLC

STONEMOR SOUTH CAROLINA LLC

STONEMOR SOUTH CAROLINA SUBSIDIARY LLC

STONEMOR WASHINGTON SUBSIDIARY LLC

SUNSET MEMORIAL GARDENS LLC

SUNSET MEMORIAL PARK LLC

TEMPLE HILL LLC

THE VALHALLA CEMETERY COMPANY LLC

TIOGA COUNTY MEMORIAL GARDENS LLC

VIRGINIA MEMORIAL SERVICE LLC

WNCI LLC

WICOMICO MEMORIAL PARKS LLC

WOODLAWN MEMORIAL PARK SUBSIDIARY LLC

By:	/s/ Frank Milles
Frank Milles Vice President

STONEMOR FLORIDA LLC STONEMOR FLORIDA SUBSIDIARY LLC

By:	/s/ Kenneth E. Lee, Jr.
Kenneth E. Lee, Jr.
President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Frank Milles and Sean P. McGrath as his lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 17, 2016.

Signature	Title

/s/ LAWRENCE MILLER Lawrence Miller	Director/Manager/Governor

/s/ ALLEN R. FREEDMAN Allen R. Freedman	Director/Manager/Governor

/s/ ROBERT B. HELLMAN, JR. Robert B. Hellman, Jr.	Director/Manager/Governor

/s/ MARTIN R. LAUTMAN, PH.D. Martin R. Lautman, Ph.D.	Director/Manager/Governor

/s/ FENTON R. TALBOTT Fenton R. Talbott	Director/Manager/Governor

/s/ FRANK MILLES Frank Milles	Director

/s/ KENNETH E. LEE, JR. Kenneth E. Lee, Jr.	Manager

As for CORNERSTONE TRUST MANAGEMENT SERVICES LLC:

Signature	Title

/s/ FRANK MILLES Frank Milles	Chief Executive Officer, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

As for STONEMOR FLORIDA LLC and STONEMOR FLORIDA SUBSIDIARY LLC:

Signature	Title

/s/ KENNETH E. LEE, JR. Kenneth E. Lee, Jr.	President (Principal Executive Officer)

/s/ SEAN P. MCGRATH Sean McGrath	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

As for STONEMOR CALIFORNIA, INC., SIERRA VIEW MEMORIAL PARK and STONEMOR CALIFORNIA SUBSIDIARY, INC.:

Signature	Title

/s/ LAWRENCE MILLER Lawrence Miller	Chairman and Assistant Secretary (Principal Executive Officer)

/s/ SEAN P. MCGRATH Sean McGrath	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

As for ALLEGHANY MEMORIAL PARK SUBSIDIARY, INC., ALTAVISTA MEMORIAL PARK SUBSIDIARY, INC., ARLINGTON DEVELOPMENT COMPANY, AUGUSTA MEMORIAL PARK PERPETUAL CARE COMPANY, BIRCHLAWN BURIAL PARK SUBSIDIARY, INC., BRONSWOOD CEMETERY, INC., CEDAR HILL FUNERAL HOME, INC., CEMETERY INVESTMENTS SUBSIDIARY, INC., CHAPEL HILL ASSOCIATES, INC., CHAPEL HILL FUNERAL HOME, INC., COLUMBIA MEMORIAL PARK SUBSIDIARY, INC., CORNERSTONE FAMILY INSURANCE SERVICES, INC., CORNERSTONE FAMILY SERVICES OF NEW JERSEY, INC., COVENANT ACQUISITION SUBSIDIARY, INC., COVINGTON MEMORIAL FUNERAL HOME, INC., COVINGTON MEMORIAL GARDENS, INC., ELOISE B. KYPER FUNERAL HOME, INC., FOREST LAWN GARDENS, INC., FOREST LAWN MEMORIAL CHAPEL, INC., FOREST LAWN MEMORY GARDENS, INC., GLEN HAVEN MEMORIAL PARK SUBSIDIARY, INC., HENRY MEMORIAL PARK SUBSIDIARY, INC., KIRIS SUBSIDIARY, INC., KIRK & NICE, INC. AND KIRK & NICE SUBURBAN CHAPEL, INC., LAKEWOOD/HAMILTON CEMETERY SUBSIDIARY, INC., LAKEWOOD MEMORY GARDENS SOUTH SUBSIDIARY, INC., LAUREL HILL MEMORIAL PARK SUBSIDIARY, INC., LAURELWOOD HOLDING COMPANY, LEGACY ESTATES, INC., LOEWEN [VIRGINIA] SUBSIDIARY, INC., LORRAINE PARK CEMETERY SUBSIDIARY, INC., MODERN PARK DEVELOPMENT SUBSIDIARY, INC., OAK HILL CEMETERY SUBSIDIARY, INC., OSIRIS HOLDING FINANCE COMPANY, OSIRIS HOLDING OF RHODE ISLAND SUBSIDIARY, INC., OSIRIS MANAGEMENT, INC., OSIRIS TELEMARKETING CORP., PERPETUAL GARDENS.COM, INC., PRINCE GEORGE CEMETERY CORPORATION, PVD ACQUISITIONS SUBSIDIARY, INC., ROCKBRIDGE MEMORIAL GARDENS SUBSIDIARY COMPANY, ROSE LAWN CEMETERIES SUBSIDIARY, INCORPORATED, ROSELAWN DEVELOPMENT SUBSIDIARY CORPORATION, RUSSELL MEMORIAL CEMETERY SUBSIDIARY, INC., SHENANDOAH MEMORIAL PARK SUBSIDIARY, INC., SOUTHERN MEMORIAL SALES SUBSIDIARY, INC., SPRINGHILL MEMORY GARDENS SUBSIDIARY, INC., STAR CITY MEMORIAL

SALES SUBSIDIARY, INC., STEPHEN R. HAKY FUNERAL HOME, INC., STITHAM SUBSIDIARY, INCORPORATED, STONEMOR ALABAMA SUBSIDIARY, INC., STONEMOR GEORGIA SUBSIDIARY, INC., STONEMOR HAWAII SUBSIDIARY, INC., STONEMOR NORTH CAROLINA FUNERAL SERVICES, INC., STONEMOR OHIO SUBSIDIARY, INC., STONEMOR PUERTO RICO CEMETERY AND FUNERAL, INC. (FORMERLY SCI PUERTO RICO FUNERAL AND CEMETERY SERVICES, INC.), STONEMOR TENNESSEE SUBSIDIARY, INC., STONEMOR WASHINGTON, INC., SUNSET MEMORIAL GARDENS SUBSIDIARY, INC., SUNSET MEMORIAL PARK SUBSIDIARY, INC., TEMPLE HILL SUBSIDIARY CORPORATION, THE VALHALLA CEMETERY SUBSIDIARY CORPORATION, VIRGINIA MEMORIAL SERVICE SUBSIDIARY CORPORATION, W N C SUBSIDIARY, INC., WICOMICO MEMORIAL PARKS SUBSIDIARY, INC., WILLOWBROOK MANAGEMENT CORP., ALLEGHANY MEMORIAL PARK LLC, ALTAVISTA MEMORIAL PARK LLC, BIRCHLAWN BURIAL PARK LLC, CEMETERY INVESTMENTS LLC, CEMETERY MANAGEMENT SERVICES, L.L.C., CEMETERY MANAGEMENT SERVICES OF OHIO, L.L.C., CMS WEST LLC, CMS WEST SUBSIDIARY LLC, COLUMBIA MEMORIAL PARK LLC, CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA LLC, CORNERSTONE FUNERAL AND CREMATION SERVICES LLC, COVENANT ACQUISITION LLC, GLEN HAVEN MEMORIAL PARK LLC, HENLOPEN MEMORIAL PARK LLC, HENLOPEN MEMORIAL PARK SUBSIDIARY LLC, HENRY MEMORIAL PARK LLC, JUNIATA MEMORIAL PARK LLC, KIRIS LLC, LAKEWOOD/HAMILTON CEMETERY LLC, LAKEWOOD MEMORY GARDENS SOUTH LLC, LAUREL HILL MEMORIAL PARK LLC, LOEWEN [VIRGINIA] LLC, LORRAINE PARK CEMETERY LLC, MODERN PARK DEVELOPMENT LLC, OAK HILL CEMETERY LLC, OSIRIS HOLDING OF MARYLAND LLC, OSIRIS HOLDING OF MARYLAND SUBSIDIARY, INC., OSIRIS HOLDING OF PENNSYLVANIA LLC, OSIRIS HOLDING OF RHODE ISLAND LLC, PLYMOUTH WAREHOUSE FACILITIES LLC, PVD ACQUISITIONS LLC, ROCKBRIDGE MEMORIAL GARDENS LLC, ROLLING GREEN MEMORIAL PARK LLC, ROSE LAWN CEMETERIES LLC, ROSELAWN DEVELOPMENT LLC, RUSSELL MEMORIAL CEMETERY LLC, SHENANDOAH MEMORIAL PARK LLC, SOUTHERN MEMORIAL SALES LLC, SPRINGHILL MEMORY GARDENS LLC, STAR CITY MEMORIAL SALES LLC, STITHAM LLC, STONEMOR ALABAMA LLC, STONEMOR ARKANSAS SUBSIDIARY LLC, STONEMOR CEMETERY PRODUCTS LLC, STONEMOR COLORADO LLC, STONEMOR COLORADO SUBSIDIARY LLC, STONEMOR GEORGIA LLC, STONEMOR HAWAII LLC, STONEMOR HAWAIIAN JOINT VENTURE GROUP LLC, STONEMOR HOLDING OF PENNSYLVANIA LLC, STONEMOR ILLINOIS LLC, STONEMOR ILLINOIS SUBSIDIARY LLC, STONEMOR INDIANA LLC, STONEMOR INDIANA SUBSIDIARY LLC, STONEMOR IOWA LLC, STONEMOR IOWA SUBSIDIARY LLC, STONEMOR KANSAS LLC, STONEMOR KANSAS SUBSIDIARY LLC, STONEMOR KENTUCKY LLC, STONEMOR KENTUCKY SUBSIDIARY LLC, STONEMOR MICHIGAN LLC, STONEMOR MICHIGAN SUBSIDIARY LLC, STONEMOR MISSISSIPPI LLC, STONEMOR MISSISSIPPI SUBSIDIARY LLC, STONEMOR MISSOURI LLC, STONEMOR MISSOURI SUBSIDIARY LLC, STONEMOR NORTH CAROLINA LLC, STONEMOR NORTH CAROLINA SUBSIDIARY LLC, STONEMOR OHIO LLC, STONEMOR OKLAHOMA LLC, STONEMOR OKLAHOMA SUBSIDIARY LLC, STONEMOR OREGON LLC, STONEMOR OREGON SUBSIDIARY LLC, STONEMOR PENNSYLVANIA LLC, STONEMOR PENNSYLVANIA SUBSIDIARY LLC, STONEMOR PUERTO RICO LLC, STONEMOR PUERTO RICO SUBSIDIARY LLC, STONEMOR SOUTH CAROLINA LLC, STONEMOR SOUTH CAROLINA SUBSIDIARY LLC, STONEMOR WASHINGTON SUBSIDIARY LLC, SUNSET MEMORIAL GARDENS LLC, SUNSET MEMORIAL PARK LLC, TEMPLE HILL LLC, THE VALHALLA CEMETERY COMPANY LLC, TIOGA COUNTY MEMORIAL GARDENS LLC, VIRGINIA MEMORIAL SERVICE LLC, WNCI LLC, WICOMICO MEMORIAL PARKS LLC and WOODLAWN MEMORIAL PARK SUBSIDIARY LLC:

Signature	Title

/s/ DAVID MEYERS David Meyers	President and Chief Executive Officer (Principal Executive Officer)

/s/ SEAN P. MCGRATH Sean McGrath	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

3.1*	Certificate of Limited Partnership of StoneMor Partners L.P. (incorporated by reference to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 9, 2004 (Exhibit 3.1)).

3.2*	Second Amended and Restated Agreement of Limited Partnership of StoneMor Partners L.P. dated as of September 9, 2008 (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on September 15, 2008).

3.3**	Certificate of Incorporation of Cornerstone Family Services of West Virginia Subsidiary, Inc.

3.4**	Bylaws of Cornerstone Family Services of West Virginia Subsidiary, Inc.

4.1*	Registration Rights Agreement, dated as of May 28, 2013, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the Initial Guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers listed on Schedule A to the Purchase Agreement (incorporated by reference to Exhibit 4.4 of Registrant’s Current Report on Form 8-K filed on May 28, 2013).

4.2*	Indenture, dated as of May 28, 2013, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the guarantors named therein and Wilmington Trust, National Association, including Form of 7 7⁄8% Senior Note due 2021 (incorporated by reference to Exhibit 4.2 of Registrant’s Current Report on Form 8-K filed on May 28, 2013).

4.3*	Supplemental Indenture No. 1, dated as of August 8, 2014, by and among Kirk & Nice, Inc., Kirk & Nice Suburban Chapel, Inc., StoneMor Operating LLC, and Osiris Holding of Maryland Subsidiary, Inc., subsidiaries of StoneMor Partners L.P. (or its successor), and Cornerstone Family Services of West Virginia Subsidiary, Inc., the Guarantors under the Indenture, dated as of May 28, 2013, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 10.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).

5.1**	Opinion of Vinson & Elkins L.L.P.

5.2**	Opinion of Spilman Thomas & Battle, PLLC

5.3**	Opinion of Spilman Thomas & Battle, PLLC

5.4**	Opinion of Blank Rome LLP

5.5**	Opinion of Sirote & Permutt, P.C.

5.6**	Opinion of Dover Dixon Horne PLLC

5.7**	Opinion of Blank Rome LLP

5.8**	Opinion of Holland and Hart LLP

5.9**	Opinion of Verrill Dana LLP

5.10**	Opinion of Smith Moore Leatherwood, LLP

5.11**	Opinion of Smith Moore Leatherwood, LLP

5.12**	Opinion of McCorriston Miller Mukai MacKinnon LLP

5.13**	Opinion of Fisher Cohen Waldman Shapiro, LLP

5.14**	Opinion of May Oberfell Lorber

5.15**	Opinion of Nyemaster Goode, P.C.

Exhibit Number	Description

5.16**	Opinion of Gilliland & Hayes, LLC

5.17**	Opinion of Vorys, Sater, Seymour and Pease LLP

5.18**	Opinion of Vorys, Sater, Seymour and Pease LLP

5.19**	Opinion of Adelberg, Rudow, Dorf & Hendler, LLC

5.20**	Opinion of Honigman Miller Schwartz and Cohn LLP

5.21**	Opinion of Mitchell, McNutt & Sams, P.A.

5.22**	Opinion of Husch Blackwell LLP

5.23**	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

5.24**	Opinion of GableGotwals

5.25**	Opinion of Davis Wright Tremaine LLP

5.26**	Opinion of Pietrantoni Méndez & Alvarez LLP

5.27**	Opinion of Brennan, Recupero, Cascione, Scungio & McAllister, LLP

5.28**	Opinion of McKenzie Laird PLLC

5.29**	Opinion of Christian Barton, LLP

12.1**	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1**	Consent of Deloitte & Touche LLP

23.2**	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.3**	Consent of Spilman Thomas & Battle, PLLC (contained in Exhibit 5.2)

23.4**	Consent of Spilman Thomas & Battle, PLLC (contained in Exhibit 5.3)

23.5**	Consent of Blank Rome LLP (contained in Exhibit 5.4)

23.6**	Consent of Sirote & Permutt, P.C. (contained in Exhibit 5.5)

23.7**	Consent of Dover Dixon Horne PLLC (contained in Exhibit 5.6)

23.8**	Consent of Blank Rome LLP (contained in Exhibit 5.7)

23.9**	Consent of Holland and Hart LLP (contained in Exhibit 5.8)

23.10**	Consent of Verrill Dana LLP (contained in Exhibit 5.9)

23.11**	Consent of Smith Moore Leatherwood, LLP (contained in Exhibit 5.10)

23.12**	Consent of Smith Moore Leatherwood, LLP (contained in Exhibit 5.11)

23.13**	Consent of McCorriston Miller Mukai MacKinnon LLP (contained in Exhibit 5.12)

23.14**	Consent of Fisher Cohen Waldman Shapiro, LLP (contained in Exhibit 5.13)

23.15**	Consent of May Oberfell Lorber (contained in Exhibit 5.14)

23.16**	Consent of Nyemaster Goode, P.C. (contained in Exhibit 5.15)

23.17**	Consent of Gilliland & Hayes, LLC (contained in Exhibit 5.16)

23.18**	Consent of Vorys, Sater, Seymour and Pease LLP (contained in Exhibit 5.17)

23.19**	Consent of Vorys, Sater, Seymour and Pease LLP (contained in Exhibit 5.18)

Exhibit Number	Description

23.20**	Consent of Adelberg, Rudow, Dorf & Hendler, LLC (contained in Exhibit 5.19)

23.21**	Consent of Honigman Miller Schwartz and Cohn LLP (contained in Exhibit 5.20)

23.22**	Consent of Mitchell, McNutt & Sams, P.A. (contained in Exhibit 5.21)

23.23**	Consent of Husch Blackwell LLP (contained in Exhibit 5.22)

23.24**	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in Exhibit 5.23)

23.25**	Consent of GableGotwals (contained in Exhibit 5.24)

23.26**	Consent of Davis Wright Tremaine LLP (contained in Exhibit 5.25)

23.27**	Consent of Pietrantoni Méndez & Alvarez LLP (contained in Exhibit 5.26)

23.28**	Consent of Brennan, Recupero, Cascione, Scungio & McAllister, LLP (contained in Exhibit 5.27)

23.29**	Consent of McKenzie Laird PLLC (contained in Exhibit 5.28)

23.30**	Consent of Christian Barton, LLP (contained in Exhibit 5.29)

24.1**	Powers of Attorney (included on signature pages of this registration statement)

25.1**	Form T-1 Statement of Eligibility of Trustee under the Indenture

*	Incorporated by reference, as indicated.
**	Filed herewith.